UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CLEAR SECURE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Caryn Seidman-Becker

Chairman and

Chief Executive Officer

Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live audio webcast on Wednesday, June 14, 2023 at 8:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/YOU2023. There is no in-person meeting to attend.

Information on how to vote, attend and ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

Caryn Seidman-Becker
Chairman and
Chief Executive Officer

April 27, 2023

CLEAR SECURE, INC., 85 10TH AVENUE, 9TH FLOOR, NEW YORK, NY 10011

CLEAR SECURE, INC.

85 10th Avenue, 9th Floor

New York, NY 10011

PROXY STATEMENT

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Clear Secure, Inc. (the “Annual Meeting”) will be held on Wednesday, June 14, 2023, at 8:00 a.m. Eastern Time, virtually via a live audio webcast. Please visit www.virtualshareholdermeeting.com/YOU2023 and enter your 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the instructions accompanying your proxy materials, or on your proxy card for details on how to attend the Annual Meeting. You or your proxy holder will be able to participate (including in the Q&A session), vote, and examine our stockholder list and rules of the meeting at the virtual Annual Meeting. Entry into the meeting will begin at 7:45 a.m. Eastern Time and the meeting will begin promptly at 8:00 a.m. Eastern Time. If you encounter difficulties accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/YOU2023. Please see p. 5 for more information on how to vote your shares or to attend the Annual Meeting virtually. In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 8:00 a.m. Eastern Time on June 14, 2023 at 85 10th Avenue, New York, NY 10011 solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.clearme.com/.

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Election of directors.

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	An advisory vote on the compensation of our named executive officers.

4.	An advisory vote on the frequency of future advisory votes on named executive officer compensation.

5.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 17, 2023 may vote during this meeting.

Your vote is important to us. Even if you plan on participating in the Annual Meeting virtually, we recommend that you vote as soon as possible by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

This proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2023.

By order of the Board of Directors,

Matthew Levine
General Counsel, Chief Privacy Officer and Secretary

New York, New York

April 27, 2023

CLEAR SECURE, INC., 85 10TH AVENUE, 9TH FLOOR, NEW YORK, NY 10011

- i -

- ii -

PROXY STATEMENT SUMMARY

This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) before voting.

Voting Items and Board Recommendations

PROPOSAL		VOTE REQUIREMENT	BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1	Election of directors	Plurality of votes cast by stockholders entitled to vote for the election of directors	FOR	21

Proposal 2	Ratification of the appointment of our independent registered public accounting firm	Majority of voting power of shares present, in person or by proxy, and entitled to vote	FOR	26

Proposal 3	An advisory vote on the compensation of our named executive officers	Majority of voting power of shares present, in person or by proxy, and entitled to vote	FOR	57

Proposal 4	An advisory vote on the frequency of future advisory votes on named executive officer compensation	Majority of voting power of shares present, in person or by proxy, and entitled to vote	EVERY ONE (1) YEAR	58

Company Overview

Clear Secure, Inc. is an identity company obsessed with the customer experience. We make everyday experiences frictionless by connecting your identity to the things that make you, YOU—transforming the way you live, work, and travel. CLEAR has been delivering friction-free experiences in airports for over a decade, achieving exceptional user delight and trust with CLEAR Plus, our consumer aviation subscription service. CLEAR Plus enables access to predictable and fast experiences through dedicated entry lanes in airport security checkpoints nationwide. As we continue to innovate on the travel experience, we are looking forward to becoming an authorized TSA PreCheck® enrollment provider to help bring TSA PreCheck® enrollment to more people in more places. Once we successfully meet all TSA requirements to become an enrollment provider and complete a trial period, CLEAR will be approved by TSA to begin offering TSA PreCheck® enrollment services to the public at select locations using CLEAR pods. Our business to business offering, Powered by CLEAR extends our identity platform to partners so they can deliver the same friction-free experiences to their customers leveraging software development kits and application programming interfaces. Powered by CLEAR offers solutions to partners such as identity verification, virtual queuing, and credential validation (e.g., age validation and health attributes, among others). Our flagship CLEAR app offers free to consumer products like Home-to-Gate and Health Pass, and in the future will also include Reserve Powered by CLEAR, our virtual queuing technology that enables customers to manage lines. In this proxy statement, “CLEAR,” “Company,” “our,” “us,” and “we,” refer to Clear Secure, Inc. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

Corporate Governance and Board Practices

Our Board of Directors (the “Board”) has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. Several of our practices are highlighted below.

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (75%, assuming all director nominees are elected) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Commitment to ESG Matters

Since 2010 we have been expanding our network, investing in our technology platform, strengthening our operations and developing our people to consistently deliver increased value to members and partners, resulting in the growth and trust of the CLEAR brand. Trust is the foundation of our business success and is fundamental to realizing our mission of making experiences both safer and easier by enabling frictionless everyday experiences. Our Board is committed to building trust through strong corporate governance, effective oversight, and strategic engagement. Together, these ensure accountability and position CLEAR for sustained success.

We actively work to conduct our business in principled ways that make a significant positive impact on important issues. We believe the significant Environmental, Social and Governance (“ESG”) matters for our Company are embedded in how we run our business and align closely with our culture. Our Board provides insight, feedback, and oversight across a broad range of ESG matters as part of its broader oversight role, and periodically reviews the Company’s overall ESG programs and policies. The Board has delegated oversight of governance of corporate social responsibility and environmental efforts to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee discusses guidelines and policies, and provides guidance to the Board and management, with respect to the Company’s practices and programs that relate to corporate social responsibility and environmental efforts. For more information on our ESG initiatives, please visit our Investor Relations website at https://ir.clearme.com/.

Director Nominees

The Board has nominated eight director candidates. Of the eight nominees, six are independent director nominees. In connection with the nominations, our Board has approved an increase in the size of the Board from seven to eight directors. The increase in the Board size will be effective as of the election of directors at the Annual Meeting.

All director nominees have been nominated for a one-year term to expire at the 2024 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.

Our director nominees collectively have significant experience in business leadership, finance and accounting, law, management, investment, operational and strategic planning, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of the diverse perspectives, institutional knowledge, and the collective deep business and investment experience of the director nominees.

Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Director Nominees
Caryn Seidman-Becker	Jeffery H. Boyd	Shawn Henry

Kenneth Cornick	Tomago Collins	Kathryn A. Hollister

Michael Z. Barkin		Adam J. Wiener

Compensation Philosophy

Founded in the belief that CLEAR is a meritocracy, our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders.

Our compensation philosophy is supported by our pay strategy, which is based on the following principles:

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

GENERAL INFORMATION

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the board of directors of Clear Secure, Inc. for use at our 2023 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2023 on Wednesday, June 14, 2023, at 8:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2023. An annual report for the fiscal year ended December 31, 2022 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

Purpose of the Annual Meeting

You are receiving this Proxy Statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Quorum

Only holders of record of our Class A common stock, $0.00001 par value per share (“Class A Common Stock”), Class B common stock, $0.00001 par value per share (“Class B Common Stock”), Class C common stock, $0.00001 par value per share (“Class C Common Stock”) and Class D common stock, $0.00001 par value per share (“Class D Common Stock,” and, collectively with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) at the close of business on April 17, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 90,252,739 shares of Class A Common Stock, 907,234 shares of Class B Common Stock, 36,242,191 shares of Class C Common Stock and 25,796,690 shares of Class D Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 85 10th Avenue, 9th Floor, New York, New York 10011, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/YOU2023. If you are interested in viewing the list, please send an email to IR@clearme.com at least two business days in advance to schedule your visit.

The holders of a majority of the voting power of the shares of our Common Stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A Common Stock or Class C Common Stock represents one vote, and each share of Class B Common Stock or Class D Common Stock represents twenty votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast by stockholders entitled to vote thereon. Ratification of the appointment of our independent registered public accounting firm (Proposal 2) for the fiscal year ending December 31, 2023, the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3) and the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4), each require the affirmative vote of a majority of the voting power of Common Stock present in person or represented by proxy and entitled to vote on the subject matter. Because Proposal 4 has three choices (every three years, every two years or every one year), if none of the frequency alternatives receives the vote of the majority of voting power of Common Stock present in person or represented by proxy and entitled to vote on the subject matter, then we will consider stockholders to have approved the frequency alternative selected by holders of a plurality of the votes cast by stockholders entitled to vote thereon.

Abstentions; Broker Non-Votes

Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal 1; but will have the effect of a negative vote on Proposals 2 and 3. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on Proposal 4, the abstention will be counted as present and entitled to vote but will not be counted in support of any particular frequency.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal 2. If a broker chooses not to vote shares for or against Proposal 2, it will have the same effect as an abstention. Proposals 1, 3 and 4 are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposals 1, 3 and 4. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Voting Instructions; Voting Of Proxies

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder of record on the Record Date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com /YOU2023, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:00 a.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 13, 2023. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

Householding

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the Annual Meeting.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents. You may also contact Broadridge at the address above if you currently do not participate in householding but wish to receive a single copy of these documents in the future.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Revocability Of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the conclusion of the Annual Meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/YOU2023, and enter your first and last name, the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials, and your email address. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions properly submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/YOU2023, under “Ask A Question,” select a topic from the dropdown menu, and type your name, address, number of shares held as of the Record Date and question into the “Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will follow “Rules of Conduct,” which will be available on our Annual Meeting web portal during the Annual Meeting. The Rules of Conduct will also be available in advance of the Annual Meeting at https://ir.clearme.com/. If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will respond to your question during the live webcast, subject to time constraints and SEC rules. To provide access to all stockholders, each stockholder will be limited to one question per agenda item, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of the Company, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the Corporate Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. These rules and any additional rules will be set forth in our Rules of Conduct available at https://ir.clearme.com/.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 8:00 a.m. Eastern Time on June 14, 2023 at 85 10th Avenue, 9th Floor, New York, NY 10011 solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://ir.clearme.com/. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of seven members. In connection with the director nominations, our Board has approved an increase in the size of the Board from seven to eight directors. The increase in the Board size will be effective as of the election of directors at the Annual Meeting. Assuming all director nominees are elected at the Annual Meeting, six of our directors are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Each director is elected to a one-year term and will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors.

Director Independence

Our Class A Common Stock is listed on the NYSE. As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on the Board, (ii) an independent nominating and corporate governance committee, and (iii) an independent compensation committee. We have, however, elected to comply with these independence requirements. Under the NYSE rules, a director will only qualify as an “independent director” if the board affirmatively determines that such director has no material relationship with Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director nominee and considered whether each nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Mr. Michael Z. Barkin, Mr. Jeffery H. Boyd, Mr. Tomago Collins, Mr. Shawn Henry, Ms. Kathryn A. Hollister and Mr. Adam J. Wiener are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our Board reviewed and discussed information provided by the director nominees and us with regard to each nominee’s business and personal activities and current and prior relationships as they may relate to us and our management.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. The

Corporate Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (75%, assuming all director nominees are elected) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Our Corporate Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, management succession, Board and executive compensation, and the Board self-assessment requirements. The full text of our Corporate Governance Guidelines may be viewed at our website https://ir.clearme.com/corporate-governance. A copy may be obtained by writing to Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, NY 10011; Attention: Corporate Secretary.

Lead Independent Director

Our Board has adopted Corporate Governance Guidelines that provide that, in order to maintain the independent integrity of the Board, one of our independent directors should serve as our lead independent director if the Chair is not independent. Our Board has appointed Mr. Boyd to serve as our lead independent director. As lead independent director, Mr. Boyd:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the Chairman and the independent directors;

•	reviews and approves materials to be sent to the Board;

•	approves the meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our by-laws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer. Our Board currently believes that our existing leadership structure, under which our Chief Executive Officer, Ms. Caryn Seidman-Becker, serves as Chairman of our Board and Mr. Boyd serves as lead independent director, is effective. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, each of our Audit, Compensation and Nominating and Corporate Governance Committees conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Directors

Under our Corporate Governance Guidelines, the Board meets at least quarterly in executive sessions without management directors and any other members of the Company’s management present. In addition, all of the directors who are independent under the NYSE rules meet in executive session at least annually.

Risk Oversight

Our Board believes that risk oversight is an important Board responsibility. The Audit Committee of the Board predominantly oversees risk, including data security and oversight over cybersecurity risks, providing regular updates to the Board. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, as well as the Board, also receives periodic updates from subject matter experts regarding specific risks, such as data security and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program.

In addition, the Company has established the CLEAR Security Advisory Board (the “CSAB”), which provides guidance and advice on security risk and privacy. The CSAB is currently comprised of three members with a range of executive national and international expertise in areas such as aviation and transportation security, physical security operations, cyber security, and privacy and data security. The CSAB meets in-person, together with management of the Company, at least annually, in addition to quarterly meetings by phone. The CSAB will report annually to our Board or our Audit Committee, and is an available resource to both management and members of the Board at any time.

Director Selection

Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines and in the Nominating and Governance Committee Charter. Those factors include:

•

The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, as well as demonstrated leadership and the ability to exercise sound judgment;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending director candidates to the Board for consideration. The Nominating and Corporate Governance Committee will also consider director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2024 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures along with other information required by the Company’s by-laws. See “Other Matters — Stockholder Proposals for 2024 Annual Meeting.”

Board Meetings

The Board met five times during the year ended December 31, 2022. Each of our directors who was on the Board during that period attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2022.

We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. All of our directors who were on the Board attended the 2022 annual stockholders’ meeting.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board. It is expected that if Mr. Henry is elected at the annual meeting, he will serve on the Audit Committee.

We are eligible for, but do not take advantage of, the “controlled company” exemptions to the corporate governance rules for NYSE-listed companies.

The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are available on our website at https://ir.clearme.com/corporate-governance.

Audit Committee

•	Members: Mr. Barkin (Chair), Mr. Collins and Ms. Hollister

•	Meetings during the year ended December 31, 2022: 5

Our Board has determined that each of Mr. Barkin and Ms. Hollister qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Barkin, Mr. Collins and Ms. Hollister is independent as defined in Rule 10A-3 of the Exchange Act and under the NYSE’s listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual Audit Committee Report to be included in our annual proxy statement;

•	to oversee and monitor our accounting and financial reporting processes;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;

•	to oversee and monitor the performance of our Internal Audit group;

•	to review and discuss policies with respect to risk assessment and risk management; and

•	to oversee and monitor our compliance with legal and regulatory matters

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

•	Members: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister

•	Meetings during the year ended December 31, 2022: 5

The composition of our Compensation Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s Corporate Governance Guidelines and the NYSE. The Compensation Committee has the authority to retain or terminate, at its sole discretion, compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its responsibilities and shall be directly responsible for overseeing the work of such advisors.

The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review, evaluate and make recommendations to the full Board regarding our compensation strategy;

•

to review and approve the compensation of our Chief Executive Officer, other executive officers and key employees, including option or stock award grants and perquisites and all material employment agreements;

•	to review and make recommendations to our Board with respect to our incentive compensation plans, equity-based compensation plans and pension plans;

•	to oversee the administration of incentive compensation and equity-related compensation plans and pension plans;

•	to review and approve the performance targets that must be met under all bonus and long-term incentive compensation plans; and

•	to prepare an annual Compensation Committee Report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Corporate Governance Committee

•	Members: Mr. Boyd (Chair), Mr. Collins and Mr. Wiener

•	Meetings during the year ended December 31, 2022: 4

The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. The principal duties and responsibilities of the Nominating and Corporate Governance committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;

•

to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board;

•	to develop and recommend to the Board a succession plan for the Chief Executive Officer and executive officers of the Company;

•	to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;

•	to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company;

•	oversee the Company’s governance practices, including governance of corporate social responsibility and environmental efforts; and

•	to oversee the evaluation of our Board.

Code of Conduct and Ethics

Our Board adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees and is intended to comply with the NYSE’s requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.clearme.com. The Code of Conduct and Ethics is available on our website at https://ir.clearme.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, our Compensation Committee consisted of: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister. None of these directors has ever served as an officer or employee of the Company. During that period, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Communication with Directors

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-executive directors as a group should send communications in writing to the Chairman of the Audit Committee, Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, NY 10011.

Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the Company’s toll-free Anonymous Helpline, which is operated by a third-party service provider, at 1-855-725-3270 or www.lighthouse-services.com/clearme.

Director Compensation

The following table describes the components of our non-executive directors’ compensation program in effect for the year ended December 31, 2022:

COMPENSATION ELEMENT(1)	COMPENSATION
Annual Cash Retainer	$35,000
One-Time New Director Equity Award(2)	$350,000
Annual Equity Retainer(3)	$175,000
Independent Lead Director Fee	$30,000
Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$12,000
Nominating and Governance Committee Chair Fee	$8,000

(1)	A director who is also a Company employee receives no additional compensation for serving as a director.

(2)

On the date of initial appointment or election to the Board, a director will receive a grant of restricted stock units (“RSUs”) determined by dividing the value of the one-time new director equity award by the closing market price of Class A Common Stock on the date of grant, subject to vesting in three equal installments on each of the first three anniversaries of the date of grant.

(3)

Each director receives an annual grant of RSUs determined by dividing the value of the annual equity retainer by the closing market price of Class A Common Stock on the date of grant (which is the date of the annual meeting), subject to vesting on the earlier of (i) the one year anniversary of grant date or (ii) the next annual meeting date. Such compensation is made pursuant to the Clear Secure, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”).

Director Compensation Table

The table below summarizes the total compensation paid to or earned for the 2022 fiscal year by each person who served as a non-executive director. Ms. Seidman-Becker and Mr. Cornick, who are employees of the Company, receive no separate compensation for service as directors and therefore are not listed in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Z. Barkin	55,000	174,992	229,992
Jeffery H. Boyd	73,000	174,992	247,992
Tomago Collins	35,000	174,992	209,992
Kathryn A. Hollister	35,000	174,992	209,992
Adam J. Wiener	47,000	174,992	221,992

(1)

These amounts represent retainer, committee and board fees earned during the fiscal year ended December 31, 2022. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-executive director.

(2)

This column reflects the grant date fair market value of 8,325 RSUs granted on June 14, 2022 to each non-executive director, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 16 to our financial statements included in our 2022 Form 10-K.

(3)

For each non-executive director, the aggregate number of RSUs held as of December 31, 2022 is as follows: Michael Z. Barkin, 8,325 RSUs; Jeffery H. Boyd, 8,325 RSUs; Tomago Collins, 15,852 RSUs; Kathryn A. Hollister, 15,852 RSUs; and Adam J. Wiener, 8,325 RSUs.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board has nominated eight candidates for election to the Board at this year’s Annual Meeting. In connection with the nominations, our Board has approved an increase in the size of the Board from seven to eight directors. The increase in the Board size will be effective as of the election of directors at the Annual Meeting.

At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the eight director nominees named below be elected as a director for a term to expire at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast.

Shares represented by proxies will be voted “FOR” the election of each of the nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Stockholders may not cumulate votes for the election of directors.

Vote Required for Approval

Each director will be elected by a plurality of the votes cast by stockholders entitled to vote thereon. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR each of the following candidates:

CARYN SEIDMAN-BECKER – AGE 50

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: The Home Depot, Inc. (NYSE: HD)

Caryn Seidman-Becker has served as Chairman and Chief Executive Officer since 2010. Over the past 13 years, she has grown CLEAR into a global, customer-obsessed brand serving 52 airports, more than 15 million members and a growing list of B2B partners across the travel, health and sports industries. From day one as Chief Executive Officer, Ms. Seidman-Becker has pursued her vision of using identity to create a more frictionless world, with an obsession to deliver amazing customer experience. Today, CLEAR is a trusted brand using their platform across industries from travel to sports to health care. With over 3,000 full time employees across the United States, Israel and South America, CLEAR is shaping the future of how we work, live and travel. Prior to CLEAR, from 2002 to 2009, she started and was the Managing Partner of Arience Capital, an over $1 billion value-oriented asset management firm focused on investing in companies across a broad spectrum of industries including consumer, technology, aerospace and defense and turnarounds. Prior to Arience Capital, she served as Managing Director at Iridian Asset Management, an investment advisor firm, and Assistant Vice President at Arnhold and S. Bleichroeder, an investment bank. Ms. Seidman-Becker has served as a director of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since March 2022. She previously served as a director of Lemonade, Inc. (NYSE: LMND), an insurance company, from 2018 to June 2022, and a director and member of the audit committee of CME Group, Inc. (NASDAQ: CME), a public financial market company, from 2009 to 2012. Ms. Seidman-Becker is an active member of the community and sits on the Board of Trustees for the Partnership for New York City and is a Board Member of New York-Presbyterian Hospital, the 9/11 Memorial & Museum and The School for Ethics and Global Leadership. She holds a Bachelor of Science degree in Political Science from the University of Michigan. We believe Ms. Seidman-Becker is qualified to serve as a member of our Board because of her experience co-founding, building and leading our business since its relaunch, her insight into corporate matters as our Chief Executive Officer and her extensive leadership background.

KENNETH CORNICK – AGE 50

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: None

Kenneth Cornick has served as our President since 2010 and Chief Financial Officer since 2020 and from our inception to 2017. In addition, Mr. Cornick serves as a member of our Board. Mr. Cornick co-founded CLEAR with Ms. Seidman-Becker in 2010. Prior to CLEAR, he was a Partner at Arience Capital from 2003 to 2009. Mr. Cornick holds a Bachelor of Arts degree from Bowdoin College and serves on the Board of Trustees of LREI, a progressive independent school in New York City, and Center ID Corp., an expense management software company. We believe Mr. Cornick is qualified to serve as a member of our Board because of his experience co-founding, building and leading our business since its relaunch and his insight into financial matters as our Chief Financial Officer.

MICHAEL Z. BARKIN – AGE 45

Director since June 6, 2021

Committee Memberships: Audit (Chair), Compensation

Other Public Company Directorships: None

Michael Z. Barkin serves as a member of our Board. Mr. Barkin previously served as Executive Vice President and Chief Financial Officer from 2013 to 2022 and Vice President of Strategy and Development from 2012 to 2013 of Vail Resorts, Inc. (NYSE: MTN), an American mountain resort company (“Vail Resorts”). Prior to joining Vail Resorts, he was a

Principal at KRG Capital Partners, a private equity investment firm (“KRG”), where he was a member of the investment team from 2006 to 2012. At KRG, Mr. Barkin was responsible for managing new acquisitions and had portfolio company oversight across multiple sectors. Prior to KRG, he worked at Bain Capital Partners, a private equity investment firm, and Bain & Company, a strategy and consulting firm. Mr. Barkin currently serves as a Trustee of the Museum of Contemporary Art in Denver. Mr. Barkin holds a Bachelor of Arts degree from Williams College and a Masters in Business Administration from Stanford University. We believe Mr. Barkin is qualified to serve as a member of our Board because of his experience in business model transformation, organizational scaling, risk management, capital allocation and financial planning.

JEFFERY H. BOYD – AGE 66

Director since June 6, 2021

Committee Memberships: Nominating and Corporate Governance (Chair)

Other Public Company Directorships: Oscar Health, Inc. (NYSE: OSCR), The Home Depot, Inc. (NYSE: HD)

Jeffery H. Boyd serves as a member of our Board and is our Lead Independent Director. Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (NASDAQ: BKNG) (formerly known as The Priceline Group, Inc.), an online travel company (“Booking”), from 2002 to 2013, as Interim Chief Executive Officer from April 2016 to December 2016, as Chairman of the Board from 2016 to 2020 and as a Director from 2001 to 2021. Mr. Boyd also served as Booking’s President and Co-Chief Executive Officer from August 2002 to November 2002, its Chief Operating Officer from November 2000 to August 2002, and its Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Mr. Boyd has also served as the chairman of the board of directors of Oscar Health, Inc. (NYSE: OSCR), a health insurance company, since February 2021 and a member of the board of directors of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since 2016, among other director positions. Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in health care, e-commerce, sales and digital marketing, as well as his proven leadership, corporate governance and strategic management skills, makes him particularly qualified to serve as a member of our Board.

TOMAGO COLLINS – AGE 51

Director since June 29, 2021

Committee Memberships: Audit, Nominating and Corporate Governance

Other Public Company Directorships: Republic Services Group, Inc. (NYSE: RSG)

Tomago Collins serves as a member of our Board. Mr. Collins has been the Executive Vice President of Communications and Business Development at Kroenke Sports &

Entertainment since June 2020 and previously served as Kroenke Sports & Entertainment’s Vice President of Communications from 2010 to 2020. Mr. Collins brings more than 25 years’ experience in the sports, entertainment, media and real estate investment industries. Mr. Collins has worked in the Kroenke organization since 2003 in various senior and advisory roles with sports teams (including the Los Angeles Rams, Arsenal Football Club and Denver Nuggets), sports and entertainment venues (including Ball Arena, SoFi Stadium and Emirates Stadium) and with print, broadcast and digital ventures (including Altitude Sports & Entertainment). Mr. Collins has served on the board of Republic Services Group, Inc. (NYSE: RSG) since 2013, where he also serves on the audit committee and the sustainability and corporate responsibility committee, as well as the board of Four Seasons Hotels and Resorts since 2021, and previously served as a member of the boards of Williams Rowland Acquisition Corp. (NYSE: WRAC) from 2021 to February 2023, Arctos NorthStar Acquisition Corp. (NYSE: ANAC) from 2021 to February 2023, and AutoNation, Inc. from 2014 to 2019. He also serves as a board member for the Global Down Syndrome Foundation since 2013 and is a member of the Yale School of Public Health Leadership Council since 2021. Mr. Collins holds a Bachelor of Arts from Yale University. We believe Mr. Collins is qualified to serve on our Board because of his experience in the sports, media and entertainment industries, as well as his experience serving on other public company boards.

SHAWN HENRY – AGE 61

Director Nominee

Other Public Company Directorships: ShoulderUp Technology Acquisition Corp. (NYSE: SUAC)

Shawn Henry is a director nominee. Mr. Henry was an early employee of, and has served as, President of CrowdStrike Services, and Chief Security Officer of CrowdStrike Holdings, Inc. (NASDAQ: CRWD), an American cybersecurity technology company, since 2012. Mr. Henry served for 24 years as an FBI special agent, rising through the executive ranks. Prior to joining CrowdStrike, he oversaw half of the FBI’s investigative operations as Executive Assistant Director, including all FBI criminal and cyber investigations worldwide, international operations, and the FBI’s critical incident response to major investigations and disasters, from 2010 to 2012. Mr. Henry also managed computer crime investigations spanning the globe, established the National Cyber Investigative Joint Task Force, and received the Presidential Rank Award for Meritorious Executive for his leadership in enhancing the FBI’s cyber capabilities. Mr. Henry has served as a director of ShoulderUp Technology Acquisition Corp. (NYSE: SUAC) since 2019, where he currently serves on the audit committee and nominating and corporate governance committee. He holds a B.B.A. from Hofstra University, an M.S. in Criminal Justice Administration from Virginia Commonwealth University, and is a graduate of the Homeland Security Executive Leadership Program of the Naval Postgraduate School. In light of Mr. Henry’s extensive experience in security and technology, as well as his proven leadership and strategic management skills, our Board has concluded that Shawn Henry should be elected to serve as a director of the Company.

KATHRYN A. HOLLISTER – AGE 63

Director since June 29, 2021

Committee Memberships: Audit, Compensation

Other Public Company Directorships: Endava PLC (NYSE: DAVA)

Kathryn A. Hollister serves as a member of our Board. Ms. Hollister served as the Chief Strategy Officer of Deloitte’s global tax and legal practice of 45,000 professionals from 2015 until 2019. Ms. Hollister worked at Deloitte from 1984 until 2020 in a variety of leadership roles, including Partner and Managing Partner of the U.S. business tax service line, and served both public and private clients. Ms. Hollister has served as director of Endava PLC (NYSE: DAVA), a global provider of technology services, since October 2022, and previously served as a director of First Solar, Inc. (NASDAQ: FSLR) from March 2021 to May 2022. She previously served as a member of the US board of directors of Deloitte LLP from 2008 to 2015, and a member of the global board of directors of Deloitte Touche Tohmatsu from 2010 to 2015. In the community, Ms. Hollister has served multiple academic and charitable organizations, including her current service on the Board of Trustees of Duke University, and the Boards of Directors of UC Health Foundation and UC Health LLC. A licensed/inactive lawyer, and a certified public accountant, in Ohio, Ms. Hollister holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Cincinnati College of Law. We believe Ms. Hollister is qualified to serve as a member of our Board because of her experience in executive leadership, overseeing risk management, executive compensation and succession, financial governance and regulatory issues.

ADAM J. WIENER – AGE 44

Director since June 6, 2021

Committee Memberships: Compensation (Chair), Nominating and Corporate Governance

Other Public Company Directorships: None

Adam J. Wiener serves as a member of our Board. Mr. Wiener has worked at Redfin Corporation (NASDAQ: RDFN), a real estate brokerage, since 2007 in positions of increasing responsibility, including previously serving as Chief Growth Officer from 2015 to 2021, and his current role as President, Real Estate Operations since 2021. Prior to Redfin, he worked at Microsoft Corporation (NASDAQ: MSFT), a multinational technology company, in its SQL server division. Mr. Wiener holds a degree in Symbolic Systems and a concentration in Human-Computer Interaction from Stanford University. We believe Mr. Wiener is qualified to serve as a member of our Board because of his experience as a chief growth officer and his experience in new customer acquisition, expansion of operations, technology development, business analytics and profit and loss responsibility across multiple business lines.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ view on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended December 31, 2021 and 2022.

	Fiscal Year
	2021	2022
Audit Fees(1)	$1,615,000	$2,610,000
Audit-Related Fees(2)	120,000	350,000
Tax Fees(3)	15,000	—
All Other Fees	—	—

Total Fees	$1,750,000	$2,960,000

(1)

Audit fees consist of fees for professional services rendered for the audits of the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021, the audit of internal control over financial reporting as of December 31, 2022 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended), reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)

Audit-related fees were principally for services related to (a) attestation reports issued to comply with contractual arrangements during fiscal 2022 and 2021 and (b) attestation reports for service organizations during fiscal year 2022 and 2021.

(3)	Tax fees consist of fees related to transfer pricing services during fiscal year 2021.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services by EY is compatible with maintaining the independence of EY.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. In addition, the Audit Committee has established procedures by which the chairperson of the committee may pre-approve such services, subject to ratification by the Audit Committee at its next meeting following such approval. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has an in-house Internal Audit Department that reports to the Audit Committee and management. This department provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.

The Company’s independent registered public accounting firm, EY, is responsible for auditing the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and EY the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with EY the matters required to be discussed pursuant to PCAOB standards. The Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with EY the firm’s independence. All audit and non-audit services performed by EY must be specifically approved by the Audit Committee or by its chair (and subject to ratification by the full committee).

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee discussed with the Company’s Internal Audit Department and EY, the overall scope of and plans for their respective audits as well as the results of their procedures. For the fiscal year ended December 31, 2022, the Audit Committee met with the head of the Internal Audit Department to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2022 Form 10-K that was filed with the SEC.

Members of the Audit Committee

Michael Z. Barkin (Chair)

Tomago Collins

Kathryn A. Hollister

LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Stockholder,

The Compensation Committee believes in the importance of motivating executives with a pay-for-performance compensation structure that ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders. To that end, each year, the Compensation Committee evaluates the Company’s compensation program and makes compensation decisions within the context of the following principles that we believe establish pay and performance alignment and appropriately motivate our executive officers:

•

CLEAR is a meritocracy, and our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

Further detail on our compensation program and 2022 fiscal year compensation is included in the following Compensation Discussion & Analysis. We are committed to maintaining a compensation structure that aligns pay with performance and effectively motivates our executive officers to continue driving long-term value creation for our stockholders.

Members of the Compensation Committee

Michael Z. Barkin

Kathryn A. Hollister

Adam J. Wiener (Chair)

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program for our named executive officers for our fiscal year ended December 31, 2022, which we refer to herein as “fiscal year 2022.” It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why our Compensation Committee arrived at the specific compensation determinations for our named executive officers, including the key factors that the Compensation Committee considered in deciding their compensation.

Our named executive officers, whom we refer to collectively as our “named executive officers” or “NEOs,” for fiscal year 2022 were as follows:

Caryn Seidman-Becker	Chairman and Chief Executive Officer

Kenneth Cornick	President and Chief Financial Officer

Matthew Levine	General Counsel, Chief Privacy Officer and Secretary

Kasra Moshkani	Executive Vice President, Operations

Richard N. Patterson, Jr.	Chief Information Security Officer

Samuel Hall	Chief Product Officer

Relationship Between Pay and Performance

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our NEOs, with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our executive officers’ annual target total direct compensation is both “at-risk” and variable in nature.

Generally, this philosophy is reflected in the target total direct compensation opportunities of our NEOs. In fiscal year 2022, the majority of the target total direct compensation granted to our NEOs consisted of variable pay in the form of a target annual cash bonus opportunity and long-term incentive compensation in the form of restricted stock unit (“RSU”) awards that may be settled for shares of our Class A Common Stock, some of which are also subject to performance conditions.

Although our Chairman and Chief Executive Officer and our President and Chief Financial Officer did not receive new equity grants in fiscal year 2022, they received performance restricted stock units (“PSU”) awards in connection with our initial public offering (“IPO”) in 2021 that will be eligible for vesting between the second and fifth anniversaries of the closing of our IPO, solely based on the performance of our stock price in the future. See below under “Executive Compensation—Founder PSUs” for more information.

These variable pay elements ensured that a substantial portion of our NEOs’ compensation opportunities for fiscal year 2022 was contingent (rather than fixed) in nature,

with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

As we continue to mature as a public company, we believe that the compensation elements provided to all of our executive officers, including our NEOs, will continue to emphasize “at-risk” and variable pay that should enable us to provide a balanced set of incentives for our executive officers to meet our business objectives and drive long-term growth.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee, together with its independent compensation consultant, evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What we do

•

Maintain an Independent Compensation Committee with Independent Compensation Consultant. The Compensation Committee consists solely of independent directors who establish our compensation practices. Our Compensation Committee utilizes the services of an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

•

Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy. The Compensation Committee has begun regular review and determination of our compensation peer group used for comparative purposes. The Compensation Committee also reviews our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEO’s compensation is “at-risk” based on corporate performance, as well as equity-based compensation where value is directly tied to stock price performance, to align the interests of our NEOs and stockholders.

•	Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice and our retention objectives.

•

Use a Pay-for-Performance Philosophy. A significant portion of our NEOs’ compensation is directly linked to corporate performance. We structure their target total direct compensation opportunities with a target annual cash bonus opportunity and a significant long-term equity element, thereby making a substantial portion of each NEO’s compensation opportunities dependent upon our stock price performance. Because a significant portion of our NEOs’ compensation is in the form of variable, “at-risk” pay, our NEOs are incentivized to drive financial performance and further enhance their focus on long-term growth.

•

Compensation Recovery (“Clawback”) Policy. We maintain a policy that provides that if we are required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will seek recovery of any erroneously awarded incentive-based compensation (i.e., the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement, computed without regard to any taxes paid) received during the three completed fiscal years immediately preceding the date the Company is required to prepare such restatement and any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years by executive officers who served at any time during the performance period for such incentive-based compensation.

•

“Double-Trigger” Change in Control Arrangements. Standard grants of unvested RSUs held by our NEOs provide for “double-trigger” vesting. That is, in the event of a change in control, if the grantee is involuntarily terminated without cause or resigns for good reason (as defined in the award agreement), within three months before or 12 months after the change in control, then the equity awards will become fully vested. Also see the description of the terms of the Founder PSUs below, which have different provisions because of their stock price-based structure.

What we do not do

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our NEOs other than the plans and arrangements that are available to all employees. Our NEOs are eligible to participate in our tax-qualified Section 401(k) retirement savings plan (“401(k) Plan”) on the same basis as our other employees.

•	Perquisites. We provide only limited recurring perquisites or other personal benefits to our NEOs.

•

No Excise Tax Reimbursement Payments on Change in Control Compensation Arrangements. We do not have agreements to provide our NEOs any “golden parachute” excise tax reimbursement payments (or “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•	No Hedging or Pledging of our Equity Securities. We prohibit our employees, including our NEOs and the members of our Board, from hedging or pledging our securities.

Executive Compensation Philosophy and Objectives

Founded in the belief that CLEAR is a meritocracy, our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders.

Our compensation philosophy is supported by our pay strategy, which is based on the following principles:

•	Measure individual performance based on the goals achieved, the behaviors exhibited (living our values and being a strong steward of the team) and applicable leadership demonstrated

•	Align higher individual performance with greater plan payouts relative to others based on their respective achievements

•	Provide long-term incentive awards to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to stockholders that reinforces and strengthens the linkage between pay and performance

•	Provide competitive compensation packages with an appropriate mix of fixed and at-risk compensation to attract and retain top talent who thrive in a results-driven environment

Through fiscal year 2022, the Compensation Committee, with the assistance of its independent compensation consultant, structured the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentives, and long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. More specifically, we seek to align our longer-term incentive compensation with the objective of enhancing stockholder value over the long term. We believe the use of equity awards strongly links the interests of our executive officers to the interests of our stockholders.

In addition, our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, motivate, reward, and retain the executive officers who we believe are critical to our success. Keeping this in mind, the Compensation Committee seeks to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity.

Compensation Setting Process

Role of the Compensation Committee

The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves the compensation of our Chief Executive Officer, other executive officers and key employees, including option or stock award grants and perquisites and all material employment agreements; (3) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; and (4) oversees the administration of our equity-based compensation plans. For more information about the Compensation Committee, please see “Board of Directors and Corporate Governance—Committees of the Board—Compensation Committee.”

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. Management solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as her recommendations for adjustments to annual cash compensation, long-term incentive compensation, and other compensation-related matters for our executive officers, including our NEOs (except with respect to her own compensation), based on her evaluation of their performance for the prior fiscal year, and includes this feedback to the Compensation Committee.

At the beginning of each fiscal year, our Chief Executive Officer reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for them for the prior fiscal year and their overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual individual business objectives for each executive officer are developed through mutual discussion and agreement between our Chief Executive Officer and the executive officers.

The Compensation Committee reviews and discusses our Chief Executive Officer’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our executive officers.

Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage external advisors, including compensation consultants, legal counsel, and other advisors to assist it in discharging the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to advise on various executive and director compensation-related matters, which included providing information, analysis, and other advice during fiscal year 2022, including assistance with the development of a compensation peer group.

During fiscal year 2022, the independent compensation consultant worked with the Compensation Committee as requested and provided various services, including the following:

•	providing information, research, and analysis pertaining to our executive compensation program for the 2022 fiscal year;

•	regularly updating the Compensation Committee on market trends, changing practices, and legislation pertaining to compensation;

•	the review, analysis, and development of our compensation peer group;

•

the review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers, including our NEOs, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;

•	the review of the compensation arrangements of the non-executive members of our Board; and

•	assisted in the completion of a compensation risk assessment.

During the 2022 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.

The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year 2022, the Compensation Committee concluded that ClearBridge Compensation Group LLC satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year 2022. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.

Competitive Positioning

At the request of our Compensation Committee, in November 2022, the independent compensation consultant, with the assistance of management, developed a compensation peer group consisting of consumer-facing, technology-based and subscription-based companies that were of relevant revenue, market capitalization, and industry focus. Based on this compensation peer group the independent compensation consultant conducted competitive market analyses. This information and analysis were made available to the Compensation Committee as it was making compensation decisions for our fiscal year 2023, and therefore did not influence the fiscal year 2022 compensation decisions.

In evaluating and selecting the companies comprising the compensation peer group, we considered the following primary criteria:

•	US-based companies that are consumer-facing, technology-based and subscription-based;

•	similar revenues – within a range of approximately 1/3x to approximately 3.0x our budgeted fiscal year 2022 revenues; and

•	similar market capitalization – within a range of approximately 1/5x to approximately 5.0x our most recent market cap.

In addition to the above primary criteria, also considered (but not as a primary selection criteria) were factors such as headquarter location, market cap to revenue ratios, enterprise value, EBITDA, historical stock price performance, number of employees, and business model (i.e., enterprise and / or consumer).

The companies comprising the compensation peer group were as follows:

Braze, Inc.	Bumble Inc.	Chegg, Inc.

Coupa Software Incorporated	Gogo Inc.	Jamf Holding Corp.

KnowBe4, Inc.	Okta, Inc.	Phreesia, Inc.

Qualys, Inc.	Rapid7, Inc.	Smartsheet Inc.

Tenable Holdings, Inc.	Warby Parker Inc.	Workiva Inc.

Our Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The Compensation Committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

The principal elements of our fiscal year 2022 executive compensation program are described in detail below.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals and motivate top-tier performance through individual contributions. Generally, we use base salary to provide each executive officer, including each NEO, with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests. The amounts generally are based on level of responsibility and experience, but also may reflect market practice for new hires, or take into account equity holdings for long-term executives such as our Co-Founders.

The base salaries for each of Ms. Seidman-Becker, and Messrs. Cornick, Levine, Patterson, Jr., Moshkani, and Hall as of the end of the fiscal year 2022 were as follows: $425,000, $425,000, $450,000, $600,000, $550,000 and $500,000, respectively. These salaries reflect the following adjustments that occurred during fiscal year 2022: effective September 15, 2022, Mr. Levine’s salary was increased from $425,000 to $450,000 in connection with an overall review of his compensation; and in May 2022, Mr. Moshkani’s salary was increased from $500,000 to $550,000 in recognition of his strong performance and increased responsibilities. Following the Compensation Committee’s standard annual review of the market competitiveness of the NEOs’ target total compensation opportunities to ensure alignment with the Company’s compensation philosophy, the Compensation Committee approved adjusting the base salary of Ms. Seidman-Becker and Mr. Cornick to $550,000 and $500,000, respectively, for fiscal year 2023. See also “Long-Term Incentive Compensation” below.

Annual Cash Incentives

Annual cash incentives earned for performance in the 2022 fiscal year were determined by performance against goals established by the Compensation Committee under the Annual Incentive Plan (“AIP”). Under the AIP, eligible members of management were provided an opportunity to earn an annual cash award. The size of the bonus pool was based on performance measures tied to Total Bookings and Operating Cash Flow targets for the 2022 fiscal year as well as an evaluation of the participant’s individual performance during the fiscal year. Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR Plus subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator. Operating Cash Flow is our net cash provided (used in) operating activities. Management believes that given the upfront subscription nature of our business, Operating Cash Flow is a meaningful indicator of the margin structure of the business.

This annual incentive was designed to link executive compensation directly to the Company’s performance by providing incentives and rewards based upon business performance during the applicable fiscal year.

Target Award Opportunities

Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year.

The Compensation Committee reviews the target annual incentive award levels of the NEOs at least annually. Target annual incentive opportunities for 2022 were based upon the applicable employee’s position, responsibilities, and historical and expected future contributions to the Company. In addition, in some cases, an NEO’s offer letter contains a target annual incentive award level. Pursuant to the AIP, the cash bonuses of our NEOs were to be weighted 70% on financial performance and 30% on individual performance for the 2022 fiscal year.

In connection with the Compensation Committee’s standard annual review of the market competitiveness of the NEOs’ target total compensation opportunities to ensure alignment with the Company’s compensation philosophy, the Compensation Committee approved adjusting the target annual incentive opportunity of Ms. Seidman-Becker and Mr. Cornick to 100% and 90%, respectively, for fiscal year 2023.

Annual Incentive Payouts

The table below summarizes each NEO’s target annual incentive opportunity and actual fiscal year 2022 annual incentive payouts, as determined by the Compensation Committee.

Name	2022 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2022 Fiscal Year AIP as a % of Target	Actual 2022 Fiscal Year Annual Incentive Award
Caryn Seidman-Becker	$425,000	40%	144.9%	$246,279
Kenneth Cornick	$425,000	40%	144.9%	$246,279
Matthew Levine	$450,000	40%	100.0%	$180,000
Kasra Moshkani	$550,000	40%	138.9%	$305,514
Richard N. Patterson, Jr.	$600,000	17%	132.9%	$135,527

Pursuant to the terms of his offer letter, Mr. Hall did not participate in the AIP for fiscal year 2022, and is eligible to participate beginning in fiscal year 2023. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table.”

Performance Targets & Achievement Levels

Financial Component: For the fiscal year ended December 31, 2022, the AIP financial performance objectives consisted of rigorous Total Bookings and Operating Cash Flow targets, each weighted at 50% of the overall financial component, with potential payouts under this component ranging from 0-150% of target (with 50% payout at threshold performance level and no payout below threshold performance level). The Compensation Committee believed these metrics were appropriate because, in their view, they were the best indicators of our successful execution of our annual operating strategy and they provided a strong emphasis on growth while managing expenses, which they believed would most directly influence the creation of sustainable long-term stockholder value.

The Compensation Committee, with guidance from the independent compensation consultant, approved threshold, target, and maximum achievement levels for each of the financial performance metrics. To the extent that performance for Operating Cash Flow was below the threshold performance level, there would be no annual incentive payout (regardless of Total Bookings or individual performance). In addition, the potential payment for both financial metrics was capped at the maximum performance level. Achievement levels between threshold and maximum would result in varying payment percentages.

Financial Metrics (Weighting)	2022 Fiscal Year Payout Results
Total Bookings (50%)	148.1% of target
Operating Cash Flow (50%)	150.0% of target

Based on the performance against these pre-determined financial performance objectives, the calculated result of the financial component of the AIP, giving effect to the payment provisions of the API, was 149.1%. The Compensation Committee determines the actual payout made to each NEO, based on a combination of this amount and individual performance described below.

Individual Component: In addition to the financial component, 30% of the target annual cash incentive opportunities for our NEOs were based on an assessment of their overall performance for the 2022 fiscal year as measured against his or her individual performance goals. In addition, for the 2022 fiscal year, the overall annual incentive payout may be adjusted down based on an NEO’s individual performance. As part of our annual performance evaluation process, our Chief Executive Officer, after consultation with each executive officer, established his or her performance goals for the year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which our Chief Executive Officer could evaluate the executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within CLEAR. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, commitment to excellence and work ethic and, in certain circumstances, included more specific objectives for the executive officer, such as the successful completion of major projects and organization capability building. In the case of our Chief Executive Officer, her individual overall performance was considered and discussed with the Compensation Committee.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. Equity awards generally have been granted to newly hired and promoted eligible employees, including our NEOs. Historically, most of our equity awards generally would cliff-vest on the third anniversary of the grant date, subject to continued employment, with the opportunity for subsequent awards. In June 2022 our Compensation Committee, in consultation with the independent compensation consultant, determined that it was in the best interests of the Company to provide for vesting in installments over the vesting period to enhance retentive value of our equity awards and, for new hire grants, to provide sufficient incentives for key new personnel to join CLEAR over other prospects. As a result, time-based new hire equity awards for executive officers generally vest 25% after 1.5 years, with the remaining 75% vesting after three years and subsequent awards for continuing executive officers generally vest in equal annual installments over three years. In addition, special long-term incentive awards may be (and are) granted off-cycle to recognize substantial achievements, strengthen retention or in connection with promotions, among other things.

In recognition of Mr. Moshkani’s strong performance, increased responsibilities, and the desire to retain and motivate him, the Compensation Committee approved an adjustment of his compensation, which included the grant of an additional long-term incentive award with a target value of $500,000, eligible to cliff-vest on June 1, 2025, subject to the achievement of pre-determined financial performance objectives. Following the final vesting date of one of Mr. Levine’s prior normal course time-based grants, the Compensation Committee approved the grant of a new subsequent award on November 1, 2022 to Mr. Levine with a target value of $3 million, vesting ratably in equal annual installments over three years. In “Executive Compensation” below, Mr. Levine’s compensation includes an additional grant that was made in fiscal year 2021 subject to performance-based vesting; because the performance metrics were set in 2022, they are reflected as 2022 compensation in accordance with the accounting treatment of the award. No other NEOs received long-term incentive grants during fiscal year 2022.

The realized value of each of these equity awards bears a direct relationship to our stock price, whether the vesting is time-based or performance-based, and, therefore, our Compensation Committee believes these awards are an incentive for our executive officers to create value for our stockholders over, in most cases, a multi-year period. Equity awards also help us retain our executive officers in a highly competitive market.

We believe that RSUs are an appropriate form of long-term incentive because they combine a tie to our stock price with incentives for key personnel even during times of adverse market conditions. In order to ensure sufficient incentives tied to performance, certain RSUs granted to our NEOs (other than our Co-Founders) are contingent on meeting corporate financial performance goals. All of the currently outstanding equity awards held by our Co-Founders are contingent on our meeting stock price performance targets, as described further in “Executive Compensation.”

To date, the Compensation Committee has not applied a rigid formula in determining the size of equity awards. The Compensation Committee determines the amount of the equity award for each executive officer, including each NEO, after taking into consideration an analysis of market compensation data (including at the companies in our compensation peer group following our adoption of a peer group), the amount of equity compensation held by the executive officer at the time of grant (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives), if applicable, our contemplated equity budget and potential award ranges for our employees, including our executive officers, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”), the potential voting power dilution to our stockholders (our “overhang”), the recommendations of our Chief Executive Officer (except with respect to her own equity award), and the other relevant factors.

Benefits

Our executive officers, including our NEOs, generally are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain the 401(k) Plan that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code of 1986, as amended (the “Code”). An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the plan. In fiscal year 2022, we matched the 401(k) Plan contributions for all employees who contribute to the 401(k) Plan, including our executive officers. Specifically, we match 50% of an employee’s contributions up to a maximum of $2,000 in a calendar year. Participants will vest in 100% of CLEAR contributions after three years of service.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned for the fiscal years ended December 31, 2022, 2021 and 2020, by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation(3)	Total ($)

Caryn Seidman-	2022	424,999	—	—	246,279	—	671,278
Becker	2021	425,000	—	39,797,012	119,000	—	40,341,012
Chairman and Chief Executive Officer	2020(4)	141,674(5)	—	1,160,000	—	—	1,301,674

Kenneth Cornick	2022	424,999	—	—	246,279	2,000	673,278
President and Chief Financial Officer	2021	425,000	—	29,821,502	119,000	2,000	30,367,502
	2020(4)	149,432(5)	—	1,160,000	—	—	1,309,432

Matthew Levine(6) General Counsel, Chief Privacy Officer and Secretary	2022	428,124	—	3,779,182	180,000	—	4,387,306

Kasra Moshkani(6) Executive Vice President, Operations	2022	525,000	—	499,998	305,514	2,000	1,332,512

Richard N.	2022	600,000	—	—	135,527	2,000	737,527

Patterson, Jr.	2021	600,000	—	1,450,000	95,000	2,000	2,147,000

Chief Information Security Officer	2020(4)	40,909	—	1,450,000	—	—	1,490,909

Samuel Hall(7)	2022	499,999	412,500(8)	—	—	2,000	914,499
Chief Product Officer	2021	255,682	200,000(8)	18,335,486	—	2,000	18,793,168

(1)

This column reflects the aggregate grant date fair value of Company RSUs and PSUs granted to the NEOs in the applicable year, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 16 to our financial statements included in our 2022 Form 10-K. See more information regarding grants during fiscal year 2022 as set forth in the “Grants of Plan-Based Awards” table below. The grant date value reported for PSUs granted in 2022 assumes 100% achievement, which is the maximum. For the 2022 figures, a portion of the awards reflected for Mr. Levine represents awards granted in 2021 subject to performance-based vesting; because the performance metrics were not set until 2022, they are reflected in this table as 2022 compensation in accordance with the accounting treatment of the award. For the 2021 figures, this column includes PSUs granted to Ms. Seidman-Becker and Mr. Cornick (collectively, the “Co-Founders”) in June 2021 following the pricing of our IPO (the “Founder PSUs”). The grant date fair value of the Founder PSUs was determined using a Monte Carlo simulation approach, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award. In addition, for Mr. Patterson, the 2021 figure represents $1,450,000 for an award granted in December 2020 subject to performance-based vesting; because the performance metrics were not set until early 2021, they are reflected in this table as 2021 compensation in accordance with the accounting treatment of the award.

(2)

Payments under our AIP are determined based on achievement against predetermined financial metrics of the Company, subject to adjustments for individual performance. For the 2022 figures, this column reflects the annual incentive award earned by each NEO under the Company’s program with respect to performance during the fiscal year ended December 31, 2022 and paid in February 2023.

(3)	This column reflects 401(k) matching contributions paid by the Company. Excludes perquisites that in the aggregate are less than $10,000.

(4)	All compensation set forth in this row was provided by Alclear or one its subsidiaries.

(5)

During a portion of 2020, these individuals did not receive salary payments, and instead corresponding amounts were used for a fund to benefit team members impacted by the pandemic. Absent these actions, the annualized amount of each individual’s salary would have been $425,000.

(6)	Mr. Levine and Mr. Moshkani were not named executive officers for prior years and so compensation for prior years is not included.

(7)	Mr. Hall served as an executive officer for a portion of fiscal year 2022.

(8)	Pursuant to his offer letter described below, Mr. Hall received quarterly bonus payments set forth in this column.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements and Restrictive Covenant Agreements. Our Co-Founders, Ms. Seidman-Becker and Mr. Cornick, are subject to non-compete and non-solicit covenants pursuant to Alclear’s amended and restated operating agreement while holding Alclear Units (as defined below) and for 12 months thereafter. They do not have employment agreements.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Patterson, dated as of December 7, 2020, pursuant to which Mr. Patterson agreed to serve as Chief Information Security Officer. His offer letter provided for an initial annual base salary equal to $600,000, an annual target bonus equal to 17% of Mr. Patterson’s base salary and his initial equity grant made in 2020. Mr. Patterson is eligible to participate in employee benefits provided from time to time to similarly situated employees.

Mr. Patterson also signed an agreement that contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Moshkani, dated as of May 10, 2021, pursuant to which Mr. Moshkani agreed to serve as Executive Vice

President, Operations. His offer letter provided for an initial annual base salary equal to $500,000, an annual target bonus equal to 30% of Mr. Moshkani’s base salary and an initial equity grant made in 2021 with a total value of $5,250,000, consisting of both time-based RSUs and performance-based PSUs. Also see “Potential Payments upon Termination of Employment or Change in Control” below.

Mr. Moshkani also signed an agreement that contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Hall, dated as of May 7, 2021, pursuant to which Mr. Hall agreed to serve as Chief Product Officer. His offer letter provided for an initial annual base salary equal to $500,000, an annual target bonus equal to 40% of Mr. Hall’s base salary beginning with the fiscal year ended December 31, 2023 and an initial equity grant of RSUs, which resulted in the grant of 467,742 RSUs in the 2021 fiscal year. For the third and fourth quarter of the 2021 fiscal year, and the first and second quarter of fiscal year 2022, Mr. Hall received quarterly bonuses of $100,000. For the third and fourth quarters of the 2022 fiscal year, Mr. Hall received quarterly bonuses of $112,500. Beginning in fiscal year 2023, Mr. Hall will receive annual bonuses at a target value of 40% of Mr. Hall’s base salary. Mr. Hall is eligible to participate in employee benefits provided from time to time to similarly situated employees.

Mr. Hall’s offer letter also contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

Grants of Plan-Based Awards

The table below presents information regarding Company equity awards granted under the Company’s 2021 Omnibus Incentive Plan and annual cash incentive awards that were granted during the fiscal year ended December 31, 2022 to each NEO.

Name	Year	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Caryn Seidman-Becker	2022	(3)	$85,000	$170,000	$255,000

Kenneth Cornick	2022	(3)	$85,000	$170,000	$255,000

Matthew Levine	2022	(3)	$90,000	$180,000	$270,000
	2022	1/28/22(4)					34,972	34,972		779,176
	2022	11/1/22(5)							110,947	3,000,007

Kasra Moshkani	2022	(3)	$110,000	$220,000	$330,000
	2022	6/1/22(6)					19,157	19,157		499,998

Richard N. Patterson, Jr.	2022	(3)	$51,000	$102,000	$153,000

Samuel Hall	2022	—	—	—	—	—	—	—	—	—

(1)	The grant date is presented in accordance with Topic 718 where applicable.

(2)

This column reflects the aggregate grant date fair value of the RSU awards and PSU awards, as applicable, granted to each NEO in the 2022 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the PSUs is shown at target performance, which is also the maximum.

(3)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s AIP for performance in fiscal year 2022. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary for such fiscal year. The amounts of annual incentive awards actually paid by the Company in February 2023 for performance in fiscal year 2022 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis—Compensation Elements—Annual Cash Incentives.”

(4)

This row reflects the target and maximum number of PSUs. There is no threshold amount for PSUs. These awards were considered granted for purposes of Topic 718 in January 2022, when the performance targets were set for such awards, although the grants were made in prior years. With respect to Mr. Levine, 24,980 PSUs will vest upon the later of January 1, 2024 or the certification of the achievement against pre-determined performance goals measured as of December 31, 2023, subject to continued employment requirements, and 9,992 PSUs will vest upon the later of March 15, 2024 or the certification of the achievement against pre-determined performance goals measured as of December 31, 2023, subject to continued employment requirements.

(5)

This row reflects the number of RSUs awarded in fiscal year 2022. This grant of RSUs to Mr. Levine will vest in three equal installments on November 1, 2023, 2024 and 2025, subject to continued employment requirements.

(6)

This row reflects the target and maximum number of PSUs awarded in fiscal year 2022. There is no threshold amount for PSUs. The PSUs will cliff-vest on June 1, 2025, subject to the certification of the achievement against pre-determined performance goals measured as of December 31, 2024 and continued employment requirements.

Outstanding Equity Awards at Fiscal Year End

The following tables provide information about the outstanding equity awards held by our NEOs as of December 31, 2022.

Name	Grant Type	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(1)

Caryn Seidman-Becker	PSUs(2)	—	—	2,405,831	65,991,944

Kenneth Cornick	PSUs(2)	—	—	1,802,786	49,450,420

Matthew Levine	RSUs(3)	134,263	3,682,834	—	—

	PSUs(4)	—	—	34,972	959,282

Kasra Moshkani	RSUs(5)	112,904	3,096,956	—	—

	PSUs(6)	—	—	43,350	1,189,090

Richard N. Patterson, Jr.	RSUs(7)	74,940	2,055,604	—	—

Samuel Hall	PSUs(8)	354,904	9,735,017	—	—

(1)	Calculated using the closing price of Class A Common Stock on the NYSE on December 30, 2022 of $27.43 per share.

(2)	Represents the one-time grant of the Founder PSUs and assumes full achievement of the stock price goals in the award. See below under “Founder PSUs” for more information.

(3)

With respect to Mr. Levine, this row reflects an award of 16,654 RSUs (from an original award of 24,980 RSUs) granted as long-term incentive awards in January 2021, 6,662 RSUs (from an original award of 9,992 RSUs) granted as long-term incentive awards in March 2021, and 110,947 RSUs granted as long-term incentive awards in November 2022. Each RSU award vests ratably over a three-year period on the anniversary of the date of grant.

(4)

With respect to Mr. Levine, this row reflects an award of 24,980 PSUs granted as long-term incentive awards in January 2021, and 9,992 PSUs granted as long-term incentive awards in March 2021, both of which had performance conditions approved in 2022 and so are set forth in the “Grants of Plan-Based Awards” table as grants during 2022. These PSUs will be eligible for vesting on January 1, 2024 and March 15, 2024, respectively, based on consolidated bookings and Adjusted EBITDA performance over a three-year performance period beginning on January 1, 2021 through December 31, 2023.

(5)

With respect to Mr. Moshkani, this row reflects a new hire award granted in July 2021. 32,258 of these RSUs vested on December 21, 2022 (and are therefore not reflected in this table), and the remainder vest on

June 21, 2024. Mr. Moshkani’s new hire award included performance-based awards discussed in note 6 of this table.

(6)

With respect to Mr. Moshkani, this row reflects an award of 24,193 PSUs granted as part of the new hire award discussed in note 5 of this table, and 19,157 PSUs granted as long-term incentive awards in June 2022. The new hire award of PSUs will be eligible for vesting on June 21, 2024, based on bookings performance for the 2023 fiscal year. These long-term incentive PSUs will be eligible for vesting on June 1, 2025, based on bookings performance as of December 31, 2024.

(7)

With respect to Mr. Patterson, Jr., this row reflects a new hire award granted in December 2020. 24,979 of these RSUs vested on July 1, 2022 (and are therefore not reflected in this table), and the remainder vest on December 7, 2023. Excludes PSUs granted to Mr. Patterson in December 2020 with a performance period that ended on December 31, 2022, which were forfeited due to not meeting the performance conditions.

(8)

With respect to Mr. Hall, this row reflects a new hire award granted in June 2021. 112,838 of these RSUs vested on December 28, 2022 (and are therefore not reflected in this table), and the remainder vest on June 28, 2024.

Founder PSUs. In connection with our IPO, our pre-IPO compensation committee comprised of independent directors, together with other independent members of the board of directors, sought ways to reward and incentivize each of our Co-Founders following the IPO. As a result of these considerations, the pre-IPO compensation committee and board of directors approved the grant of the Founder PSUs to each of our Co-Founders following the pricing of our IPO. At grant, the Founder PSUs were intended to replace equity compensation that the Co-Founders would be expected to receive during the five-year period following the closing of the IPO. The Compensation Committee annually reviews the market competitiveness of the Co-Founders’ target total compensation opportunities to ensure continued alignment with the Company’s compensation philosophy.

The Founder PSUs are eligible for vesting between the second and fifth anniversaries of the closing of our IPO, with vesting subject to sustained stock price performance between 1.5 and 3.0 times the IPO price of $31. The Founder PSUs were granted under the 2021 Omnibus Incentive Plan based on the following terms:

•

Achievement of a price hurdle depends on the average volume-weighted average price per share (or VWAP) for the trading days during any 180-day period ending within the applicable measurement period as follows (and each price hurdle may be met only once):

Price Hurdle (Multiple of IPO Price)	Measurement Period (From IPO Closing)	Portion of PSUs Eligible to Vest

1.5x	Second anniversary to fifth anniversary	1/3

2.0x	Third anniversary to fifth anniversary	1/3

3.0x	Fourth anniversary to fifth anniversary	1/3

•

As of the fifth anniversary of the closing of our IPO, if the 180-day VWAP stock price falls between two price hurdles, then additional Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles. Any remaining unearned Founder PSUs will be forfeited.

•

Upon an involuntary termination without cause or resignation for good reason, or death or disability, or if a Co-Founder’s executive role ends but the Co-Founder remains on the Board, the Founder PSUs remain eligible for vesting based on the above performance criteria for up to two years following the Co-Founder’s cessation of service (but no later than the fifth anniversary of the closing of our IPO). Upon a change in control, if the transaction price falls between two price hurdles, then an applicable portion of the Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles.

In determining the terms and amounts of the Founder PSUs, the pre-IPO compensation committee and board of directors considered various factors, including the following:

•	A multi-year grant reinforces the commitment of our Co-Founders to continue to act upon their belief in, and ambitions for, our company over a long-term horizon that is appropriate for Co-Founders.

•	Our Co-Founders have exhibited exceptional performance, leading us since 2010 with vision and commitment, as shown in our operational success and growth.

•

Realization of value under the structure of the Founder PSUs requires a combination of long-term stock price performance over a number of years following our IPO, meaningful returns for our stockholders and our Co-Founders’ ability to translate our company’s operational and financial success into sustainable stock price performance.

•	The challenging stock price performance goals reflect our Co-Founders’ commitment to all of our stockholders.

•

The Co-Founders hold significant vested equity holdings, so the pre-IPO compensation committee and board of directors also considered whether these holdings offered sufficient incentives for the Co-Founders, reviewed the potential value of both their existing equity holdings and the potential value of the Founder RSUs at different price points, and took into account the status of then-existing incentive awards held by the Co-Founders, all of which were scheduled to vest by December 31, 2021.

No Hedging or Pledging of Company Stock. Directors, executive officers and employees, including their designees, are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities that are (1) granted to the director, officer or employee by the Company as part of such director’s, officer’s or employee’s compensation; or (2) held, directly or indirectly, by the director, officer or employee. In addition, directors, officers and employees of the Company are prohibited from purchasing securities of the Company on margin and may not purchase securities of the Company on margin or pledge, or otherwise grant a security interest in, securities of the Company in margin accounts.

Stock Vested

The table below shows RSUs that vested during fiscal year 2022.

Name	RSUs
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Caryn Seidman-Becker	—	—
Kenneth Cornick	—	—
Matthew Levine	11,656	238,948
Kasra Moshkani	32,258	951,611
Richard N. Patterson, Jr.	24,979	512,069
Samuel Hall	112,838	3,024,058

(1)	Calculated using the closing price of Class A Common Stock on the NYSE on the applicable vesting date.

Potential Payments upon Termination of Employment or Change in Control

The following discussion sets forth a quantification of estimated severance and other benefits payable to the NEOs under various circumstances regarding the termination of their employment and change in control situations. In calculating these amounts, we have taken into consideration or otherwise assumed the following:

•	Termination of employment and/or change in control occurred after the close of business on December 31, 2022.

•

We have valued equity awards (including for purposes of the per share price paid in a change in control) using the closing market price of our Class A Common Stock of $27.43 on the NYSE on December 30, 2022, the last trading day of fiscal year 2022.

•

In the event of termination of employment, the payment of certain amounts may be delayed, depending upon the terms of each specific award agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance objectives for performance-based awards (excluding the Founder PSUs which are market-based awards tied to stock price) are achieved.

In the event of a voluntary termination of employment, a retirement, disability or termination by the Company for “Cause,” no NEO would have been entitled to any payments, excluding any vested benefits.

In the event of a termination of employment by the Company without “Cause” or a termination of employment by the NEO for “Good Reason,” Mr. Kasra Moshkani’s offer letter provides him with severance equal to four months of his annual base salary, which is a value of approximately $183,333. In addition, in the event of a termination of employment by the Company without “Cause” or a termination of employment by the NEO for “Good Reason,” Mr. Samuel Hall’s offer letter provides him with severance equal to four months of his annual base salary, which is a value of $166,667. No other NEO would be entitled to any payments on such a termination, excluding any vested benefits.

In the event of a termination of employment due to death, Mr. Matthew Levine’s November 2022 award agreement provides for vesting of 110,947 RSUs (with an assumed value at December 31, 2022 of $3,043,276). No other NEO would be entitled to payments or accelerated vesting on death, excluding any vested benefits.

All of the unvested RSUs held by the NEOs (other than the Founder PSUs) provide for “double-trigger” vesting. That is, in the event of a change in control, if the grantee is involuntarily terminated without cause or resigns for good reason (as defined in the award agreement), within three months before or 12 months after the change in control, then the equity awards will become fully vested. Also see the description of the terms of the Founder PSUs above, whose value upon a change in control would depend on the stock price at such time. In the event of such an occurrence on December 31, 2022 (based on a stock price of $27.43 per share), Ms. Seidman-Becker and Messrs. Cornick, Levine, Moshkani, Patterson, Jr. and Hall would have been entitled to vesting of equity awards with a value of: $0, $0, $4,642,116, $4,286,047, $4,796,355 and $9,735,017, respectively.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by SEC disclosure rules, we are providing the following information about the relationship between executive compensation and certain financial performance of the Company. The following table sets forth information with respect to the alignment between the Company’s executive compensation and its financial performance
.

Year	SCT Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average SCT Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)	Operating Cash Flow
					TSR	Peer Group TSR
2022	$671,278	($8,029,810)	$1,609,024	($477,744)	$69	$63	($115,436,000)	$168,310,000
2021	$40,341,012	$29,249,716	$24,580,335	$18,503,914	$78	$97	($115,171,000)	$69,707,000

(1)
The PEO was Caryn Seidman-Becker for all years in the table. The other NEOs were Kenneth Cornick (all years), Richard Patterson (2022), Matthew Levine (2022), Kasra Moshkani (2022) and Sam Hall (all years). Information prior to 2021 is not included because we were not a public reporting company until June 2021.

(2)
The table below summarizes the adjustments required to be made to the amounts reported in the Summary Compensation Table for the applicable year in accordance with Item 402(v) of Regulation
S-K
in order to determine the amounts shown in the table above as being “Compensation Actually Paid.” The fair value of the equity awards on different measurement dates was updated for stock price and, for the Founder PSUs which value was determined by a Monte Carlo simulation, updated volatility and other inputs on the measurement
date.

Adjustments	2022		2021
	PEO	Other NEOs*	PEO	Other NEOs*
Total Compensation from SCT	$671,278	$1,609,024	$40,341,012	$24,580,335
Adjustments for stock and option awards
(Subtraction): Deduction for Amounts Reported under the “Stock Awards” Columns in the Summary Compensation Table for applicable fiscal year	—	(855,836)	(39,797,012)	(24,078,494)
Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	—	905,607	39,030,594	21,960,130

Adjustments	2022		2021
	PEO	Other NEOs*	PEO	Other NEOs*
Addition (Subtraction): Year-over-year change in fair value at year end of awards granted in any prior fiscal year that are outstanding and unvested at year end	(8,701,088)	(1,769,137)	—	—
Addition: Vesting date fair value of awards granted and vesting during such year	—	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	—	(367,403)	(10,324,878)	(3,958,058)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—	—
Compensation Actually Paid (as calculated)	($8,029,810)	($477,744)	$29,249,716	$18,503,914

*	Amounts presented are averages for the entire group of other NEOs.

(3)
The Peer Group TSR represents the published S&P Software & Services Select Industry Index used by the Company for the performance graph required by Regulation
S-K
Item 201(e) in the Annual Report on Form
10-K.

Performance Measures
For the fiscal year 2022, the most important performance measures the Company used to link compensation actually paid to its NEOs and company performance were:

Total Stockholder Return	Operating Cash Flow	Total Bookings
Relationship Between Pay and Performance
The following summarizes the relationship between the
Company’s
executive compensation actually paid (“CAP”) and applicable financial performance. The Company’s fiscal year 2021 and fiscal year 2022 financial performance is reflective of the investments we have made in the business and our strong year-over-year growth, including an increase in our 2022 Operating Cash Flow by approximately 140% compared to 2021.
The 2021 CAP for our PEO (and for our President and Chief Financial Officer as part of the average NEO amount) was higher than the 2022 CAP primarily because they received Founder PSUs in connection with our IPO which will become eligible for vesting starting in 2023 based on stock price performance over the five-year period following our IPO, but did not receive new equity grants in fiscal year 2022. See above under “Executive Compensation—Founder PSUs” for more information about these awards and their alignment with our Company’s long-term growth. In addition, our Chief Product Officer received a sign-on
equity award in 2021 but no new equity awards in 2022, and our stock price did not materially increase during 2022, all of which impacted the average CAP to Other NEOs for 2021 compared to fiscal year 2022. As a result, the CAP amounts set forth in the table above are not necessarily indicative of the CAP for future years.
Given the Company’s focus on growth in Operating Cash Flow and Total Bookings as a newly public company, we use these metrics, equally weighted, as the financial metrics under our AIP. Our strong fiscal year 2022 financial performance on the metrics led to AIP payouts for the executives at or above target. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentives” for more information.

•
Total Stockholder Return (“TSR”): The Company’s cumulative TSR for fiscal year 2021 is less than, and for fiscal year 2022 is comparable to, that of the peer group shown in the table above. Our Founder PSUs use absolute TSR as their performance metric, with vesting based on the achievement of stated Class A Common Stock price hurdles over a five year performance period following our IPO. Accordingly, there is strong alignment between the PEO and CFO’s CAP with the Company’s TSR. The average CAP to Other NEOs is also aligned with Company’s TSR given a substantial portion of their executive compensation is provided in equity incentives. This results in our CAP aligning with our TSR performance, as the CAP in 2022 was negative for the PEO and Other NEOs.

•
Net Income (Loss): The Company’s net loss has remained roughly the same from 2021 to 2022, while the PEO and Other NEOs’ CAP has decreased from 2021 to 2022 given the impact of the special equity awards granted to the PEO and certain Other NEOs in

2021, as described above. This metric is not currently part of our incentive compensation program.

•
The Company’s Operating Cash Flow has significantly increased from 2021 to 2022, which as previously mentioned above, positively impacted the AIP payouts in 2022. The PEO and Other NEO’s CAP has decreased from 2021 to 2022. This is due in large part to the significant emphasis the Company places on equity incentives, and the timing of those equity awards.

Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans in effect as of December 31, 2022 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)

Class A Common Stock equity compensation plans approved by security holders	8,297,046	—	17,746,060

Class A Common Stock equity compensation plans not approved by security holders	—	—	—

Total	8,297,046	—	17,746,060

(1)	The amounts in this column are comprised only of RSUs (some of which are subject to performance criteria), as those are the only form of award outstanding as of December 31, 2022.

(2)

Pursuant to the terms of the 2021 Omnibus Incentive Plan approved by stockholders, the number of shares available thereunder will automatically increase each fiscal year beginning with fiscal year 2022 and ending with fiscal year 2031 by the lesser of (a) 5% of the aggregate number of shares of all classes of Common Stock outstanding (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) on the final day of the immediately preceding calendar year or (b) such number of shares determined by the Compensation Committee or the Board; provided that any such increase shall not result in the number of shares then available for future grants being greater than an amount equal to 12% of the number of shares of all classes of Common Stock (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) outstanding on the last day of the immediately preceding calendar year. For fiscal year 2023, the Compensation Committee approved no increase in the 2021 Omnibus Incentive Plan, which such increase would have been effective on the first business day of 2023.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the related rules of the SEC we are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation” sections of this proxy statement. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders of Clear Secure, Inc. (“CLEAR”) approve, on an advisory basis, the compensation of CLEAR’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in CLEAR’s Proxy Statement for the 2023 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

It is expected that the next say-on-pay vote will occur at the 2024 annual meeting of stockholders.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a stockholder vote, on an advisory (non-binding) basis, on the frequency with which we include in our proxy statement an advisory vote on NEO executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one (1) year, every two (2) years or every three (3) years. Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board determined that an advisory vote on NEO compensation that occurs every one (1) year is the most appropriate alternative for the Company and therefore recommends a vote for an annual advisory vote. In reaching this determination, our Board considered that an annual vote would provide us with timely feedback from our stockholders on executive compensation matters. An annual advisory vote is also consistent with our Compensation Committee’s practice of conducting a review of executive compensation philosophy and practices each year.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of our all our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation holders of our Class A Common Stock or Class C Common Stock will have one vote per share, and holders of our Class B Common Stock or Class D Common Stock will have twenty votes per share.

The Board unanimously recommends that an advisory vote to approve the compensation of our named executive officers be held “Every One (1) Year.”

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

NAME	AGE	POSITION

Caryn Seidman-Becker(1)	50	Chairman and Chief Executive Officer

Kenneth Cornick(1)	50	President and Chief Financial Officer

Matthew Levine	51	General Counsel, Chief Privacy Officer and Secretary

Kasra Moshkani	39	Executive Vice President, Operations

Richard N. Patterson Jr.	54	Chief Information Security Officer

(1)	The biographies for Ms. Caryn Seidman-Becker and Mr. Kenneth Cornick appear above under “Proposal 1 – Election of Directors.”

Matthew Levine has served as our General Counsel and Chief Privacy Officer since 2012, and Secretary since March 2022. From 2004 to 2012, Mr. Levine was the Associate General Counsel at Dealertrack (NASDAQ: TRAK), a software company, where he was responsible for merger and acquisition and technology transactions, and was part of the team that took Dealertrack public. Mr. Levine began his career as an associate at LeBoeuf, Lamb, Greene & MacRae, LLP, an international law firm. Mr. Levine holds a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the University of Chicago Law School.

Kasra Moshkani has served as our Executive Vice President, Operations since June 2021. Prior to joining CLEAR, Mr. Moshkani served in multiple roles at OYO Hotels & Homes, a global platform for booking hotel and home stays, from 2019 to June 2021, most recently as U.S. Chief Executive Officer. Prior to that, he had various roles with Uber Technologies, Inc. (NYSE: UBER), a technology-based mobility provider, from 2014 to 2019, most recently as Director & Regional General Manager where he oversaw ridesharing operations for various cities, states and regions across the U.S. Before that, Mr. Moshkani served as Chief Executive Officer of HireBrite, a technology company he founded that connects employers to students for jobs and internships. Earlier in his career, he worked in investment banking and private equity investing at Grail Partners. He holds a Bachelor of Arts degree from Harvard University and a Master of Business Administration degree from the University of Chicago Booth School of Business.

Richard N. Patterson Jr. has served as our Chief Information Security Officer since 2020. Prior to joining us, Mr. Patterson was the Head of Security Operations, Head of Risk at Bridgewater Associates, an investment management firm, from 2014 to 2020. Prior to that, he served as the Director of Information Security, Compliance and Privacy at PetSmart, a pet superstore, from 2011 to 2014 and Director of Security for Sidley Austin LLP, a law firm, from 2006 to 2011. He also previously served as a special agent for the U.S. Secret Service and U.S. Army Criminal Investigative Division. Mr. Patterson holds a Bachelor of Arts degree from California State University, Fullerton, and a Masters in Computer, Network and Information Security from DePaul University.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended December 31, 2022. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure, except that due to administrative error, one Form 4 was filed one day late on behalf of Kenneth Cornick to report a sale of shares of Class A Common Stock pursuant to a 10b5-1 plan (and the related exchanges of Alclear Units (as defined below), Class D Common Stock and Class B Common Stock).

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, to the best of the Company’s knowledge, certain information as of April 17, 2023 with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

•	each person who is known to be the beneficial owner of more than 5% of any class or series of our capital stock;

•	each of our named executive officers for fiscal year 2022;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Clear Secure, Inc., 85 10th Avenue, 9th Floor, New York, New York 10011.

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
5% Equityholders
Alclear Investments, LLC(2)(5)	20,461,968	13.36%	20,382,033	76.33%	61.72%
Alclear Investments II, LLC(3)(6)	6,401,826	4.18%	6,321,891	23.67%	19.15%
Durable Capital Master Fund LP(7)	11,476,588	7.49%	—	—	1.74%
General Atlantic(8)	7,792,660	5.09%	—	—	1.18%
T. Rowe Price Investment Management, Inc.(9)	9,783,360	6.39%	—	—	1.48%
William H. Miller III(10)	8,874,690	5.79%	—	—	1.34%
Delta Air Lines, Inc.(11)	8,277,958	5.40%	—	—	1.25%
Directors and Named Executive Officers
Caryn Seidman-Becker(5)(12)	20,461,968	13.36%	20,382,033	76.33%	61.72%
Kenneth Cornick(6)(12)	6,401,826	4.18%	6,321,891	23.67%	19.15%
Matthew Levine(12)(13)	427,733	*	—	—	*

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
Kasra Moshkani(12)	21,894	*	—	—	*
Richard N. Patterson, Jr.(12)	6,474	*	—	—	*
Samuel Hall(12)	36,726	*	—	—	*
Michael Z. Barkin(14)	188,179	*	—	—	*
Jeffery H. Boyd(14)(15)	1,104,873	*	—	—	*
Tomago Collins(12)(14)	12,088	*	—	—	*
Shawn Henry	—	—	—	—	—
Kathryn A. Hollister(12)(14)	12,088	*	—	—	*
Adam J. Wiener(14)	201,807	*	—	—	*
All directors and executive officers as a group (10 persons)	34,483,482	22.51%	26,703,924	100%	81.17%

*	Less than 1%.

(1)

Prior to our IPO, our business was conducted through Alclear Holdings, LLC (“Alclear Holdings”) and its subsidiaries. In a series of transactions that occurred in connection with our IPO, (i) the Company became the sole managing member of Alclear Holdings and acquired non-voting common units of Alclear Holdings (the “Alclear Units”), (ii) certain direct or indirect equityholders of Alclear Holdings acquired shares of our Class A Common Stock and (iii) certain direct or indirect equityholders of Alclear Holdings had their interests reclassified into Alclear Units and acquired shares of our Class C Common Stock or, in the case of the Co-Founder Members (as defined below), shares of our Class D Common Stock (collectively, the “Alclear Members”). Subject to certain restrictions, the Alclear Members, other than the Co-Founder Members, have the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class C Common Stock) for, at our option, (i) shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). Each Co-Founder Member has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class A Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that (i) all vested Alclear Units (together with the corresponding shares of Class C Common Stock) have been exchanged for shares of Class A Common Stock, (ii) all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock and (iii) all shares of Class B Common Stock have been converted into shares of Class A Common Stock. See “Certain Relationships and Related Party Transactions—Exchange

Agreement.” Set forth below is a table that lists each of our directors and NEOs who beneficially own Alclear Units and corresponding shares of Class C Common Stock and Class D Common Stock as of April 17, 2023:

Name	Number of Alclear Units and Shares of Class C Common Stock	Number of Alclear Units and Shares of Class D Common Stock
Caryn Seidman-Becker	—	19,630,246
Kenneth Cornick	—	6,166,444
Matthew Levine	413,122	—
Michael Z. Barkin	179,854	—
Jeffery H. Boyd	1,084,498	—

(2)

Alclear Investments, LLC (“Alclear Investments”) holds 19,630,246 Alclear Units and an equal number of shares of Class D Common Stock, and 751,787 shares of Class B Common Stock. Alclear Investments, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(3)

Alclear Investments II, LLC (“Alclear Investments II,” and together with Alclear Investments, the “Co-Founder Members”) holds 6,166,444 Alclear Units and an equal number of shares of Class D Common Stock, and 155,447 shares of Class B Common Stock. Alclear Investments II, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into a shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(4)

Percentage of combined voting power represents voting power with respect to all shares of our outstanding Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, voting together as a single class. Each holder of Class B Common Stock and Class D Common Stock is entitled to 20 votes per share and each holder of Class A Common Stock and Class C Common Stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C Common Stock and Class D Common Stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A Common Stock and Class B Common Stock.

(5)	Alclear Investments is controlled by Ms. Seidman-Becker, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments.

(6)	Alclear Investments II is controlled by Mr. Cornick, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments II.

(7)

Represents 11,476,588 shares of Class A Common Stock held by Durable Capital Master Fund LP. Durable Capital Partners LP acts as the investment advisor to Durable Capital Master Fund and has sole voting power and sole investment power over all shares reported as beneficially owned. Henry Ellenbogen, as principal of the investment advisor is also deemed to beneficially own the securities held by Durable Capital Master Fund LP. The principal business address for Durable Capital Partners LP is 4747 Bethesda Avenue, Suite 1002, Bethesda, Maryland 20814.

(8)

Represents 7,792,660 shares of Class A Common Stock beneficially owned as a result of (i) 92,186 shares of Class A Common Stock held directly by GAPCO AIV Interholdco (AC), L.P. (“GAPCO AIV Interholdco”), (ii) 4,468,934 shares of Class A Common Stock held directly by GA AIV-1 B Interholdco (AC), L.P. (“GA AIV-1 B Interholdco AC”), (iii) 1,027,613 Alclear Units and an equal number of shares of Class C Common Stock held directly by General Atlantic (AC) Collections 2, L.P. (“GA AC 2 Collections”), (iv) 1,903,927 Alclear Units and an equal number of shares of Class C Common Stock held directly by General Atlantic (AC) Collections, L.P. (“GA AC Collections”), and (v) 300,000 shares of Class A Common Stock held directly by General Atlantic (ALC), L.P. (“GA ALC”). GA AC Collections and GA AC 2 Collections have the right to exchange their Alclear Units, together with a corresponding number of shares of our Class C Common Stock, for, at our option, (i) shares of our Class A Common Stock or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). See “Certain Relationships and Related Party Transactions—Exchange Agreement.” The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GAPCO AIV Interholdco: GAPCO AIV Holdings, L.P. (“GAPCO AIV Holdings”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”) and GAP Coinvestments V, LLC (“GAPCO V”). The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GA AIV-1 B Interholdco AC: GA AIV-1 B Interholdco, L.P. (“GA AIV-1 B Interholdco”) and General Atlantic Partners AIV-1 B, L.P. (“GAP AIV-1 B”). The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GA ALC: GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Lux) SCSp (“GAP Lux”) and General Alantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”). The following investment funds share beneficial ownership of the shares of Class C Common Stock and corresponding Alclear Units held by GA AC Collections and GA AC 2 Collections: GAPCO AIV Interholdco, General Atlantic Partners AIV (AC), L.P. (“GAP AIV AC”), GAPCO AIV Holdings, General Atlantic Partners AIV-1 A, L.P. (“GAP AIV-1 A”), GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. General Atlantic (SPV) GP, LLC (“GA SPV”) is the general partner of GAPCO AIV Interholdco, GA AIV-1 B Interholdco AC, GA AC Collections, GA AC 2 Collections, GAPCO AIV Holdings, General Atlantic GenPar (AC), L.P. (“GenPar AC”), and GA ALC. The general partner of GAP AIV AC is GenPar AC. The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GenPar Lux”). The general partner of GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Lux”). The general partner of GAP Bermuda EU is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). The general partner of GenPar Bermuda is GAP (Bermuda) L.P. (“GAP Bermuda”). The general partner of GAP AIV-1 A, GAP AIV-1 B, GA AIV-1 B Interholdco and GAP 100 is General Atlantic GenPar, L.P. (“GenPar”). The general partner of GenPar is General Atlantic, L.P. (“GA LP “). GA LP, which is controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”), is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The members of the GA Management Committee are also the members of the management committee of GAP Bermuda. The foregoing General Atlantic entities are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of all such shares except to the extent that he has a pecuniary interest therein. The address of the foregoing General Atlantic entities (other than GenPar Bermuda, GAP Bermuda, GAP Bermuda EU, GenPar Lux, GAP Lux and GA Lux) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, New York 10055. The address of GenPar Bermuda, GAP Bermuda and GAP Bermuda EU is c/o Conyers Client Services Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GenPar Lux, GAP Lux and GA Lux is 412F, Route d’Esch, L-1471 Luxembourg.

(9)

These securities are owned by various individual and institutional investors which T. Rowe Price Investment Management, Inc. (Price Investment Management) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Investment Management is deemed to be a beneficial owner of such securities; however, Price Investment Management expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of Price Investment Management is 100 East Pratt Street, Baltimore, MD 21202. The principal business address of T. Rowe Price Investment Management, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(10)

Represents (i) 8,874,690 shares of Class A Common Stock beneficially owned as a result of 4,474,690 Alclear Units and an equal number of shares of Class C Common Stock held by the William Miller III Living Trust and (ii) 4,400,000 Alclear Units and an equal number of shares of Class C Common Stock held by PRISM I LLC (PRISM I, LLC together with the William Miller III Living Trust, each a “Miller Entity” and collectively, the “Miller Entities”). Each Miller Entity has the right to exchange its Alclear Units, together with a corresponding number of shares of our Class C Common Stock, for, at our option, (i) shares of our Class A Common Stock or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). See “Certain Relationships and Related Party Transactions — Exchange Agreement.” The principal business address of Mr. Miller and the Miller Entities is One South Street, Suite 2550, Baltimore, Maryland 21202.

(11)

Represents 8,277,958 shares of Class A Common Stock beneficially owned as a result of 8,277,958 Alclear Units and an equal number of shares of Class C Common Stock. The address of Delta Air Lines, Inc. is General Offices—Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(12)

Does not include unvested RSUs, or target amount of unvested PSUs granted under the 2021 Omnibus Incentive Plan. The excluded number of RSUs for the following individuals are: Mr. Levine, 122,605 units; Mr. Moshkani, 112,904 units; Mr. Patterson, Jr., 74,939 units; Mr. Hall, 354,904 units; Mr. Collins, 7,527 units; and Ms. Hollister, 7,527 units. The excluded number of target PSUs for the following individuals are: Ms. Seidman-Becker, 2,405,831 units; Mr. Cornick, 1,802,786 units; and Mr. Moshkani, 43,350 units.

(13)

Represents 427,733 shares of Class A Common Stock beneficially owned as a result of (i) 413,122 Alclear Units and an equal number of shares of Class C Common Stock held by Winn Levine LLC and (ii) 14,611 shares of Class A Common Stock held by Mr. Levine.

(14)

Includes shares of Class A Common Stock subject to RSUs that are scheduled to vest within 60 days of April 17, 2023. The included number of shares for the following individuals are: Mr. Barkin, 8,325 shares; Mr. Boyd, 8,325 shares; Mr. Collins, 8,325 shares; Ms. Hollister, 8,325 shares; and Mr. Wiener, 8,325 shares.

(15)

Represents 1,084,498 shares of Class A Common Stock beneficially owned as a result of (i) 230,811 Alclear Units and an equal number of shares of Class C Common Stock held by Brothers Brook, LLC, (ii) 853,687 Alclear Units and an equal number of shares of Class C Common Stock held by Mr. Boyd, and (iii) 12,050 shares of Class A Common Stock held by Mr. Boyd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Operating Agreement of Alclear Holdings, LLC

In connection with the reorganization transactions, CLEAR, Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, entered into an Amended and Restated Operating Agreement of Alclear Holdings, LLC (the “Amended and Restated Alclear Operating Agreement”). Following the reorganization transactions, and in accordance with the terms of the Amended and Restated Alclear Operating Agreement, we operate our business through Alclear Holdings and its subsidiaries. Pursuant to the terms of the Amended and Restated Alclear Operating Agreement, we will not, without the prior written consent of the Alclear Members, engage in any business activity other than the management and ownership of Alclear Holdings and its subsidiaries or own any assets (other than on a temporary basis) other than securities of Alclear Holdings and its subsidiaries or any cash or other property or assets distributed by or otherwise received from Alclear Holdings and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Alclear Holdings. As the sole managing member of Alclear Holdings, we have control over all of the affairs and decision making of Alclear Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Alclear Holdings and the day-to-day management of Alclear Holdings’ business. We will fund any dividends to our stockholders by causing Alclear Holdings to make distributions to its unitholders, including us, the Alclear Members, subject to the limitations imposed by our debt documents. Notwithstanding the foregoing, any Alclear Units that are not vested in accordance with the Alclear Amended and Restated Equity Incentive Plan shall be subject to the terms of such plan and shall not be entitled to distributions under the Amended and Restated Alclear Operating Agreement.

The holders of Alclear Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Alclear Holdings. Net profits and net losses of Alclear Holdings are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Alclear Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Alclear Operating Agreement provides for cash distributions to the holders of Alclear Units for purposes of funding their tax obligations in respect of the taxable income of Alclear Holdings that is allocated to them. Generally, these tax distributions are computed based on Alclear Holdings’ estimate of the net taxable income of Alclear Holdings allocable per Alclear Unit multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York or California (whichever is higher) (taking into account the non-deductibility of certain expenses and the character of our income).

During the fiscal year ended December 31, 2022, Alclear Holdings declared and paid approximately $38.1 million in cash distributions to its members (including our Co-Founding Members, and our executive officers).

The Amended and Restated Alclear Operating Agreement provides that, except as otherwise provided in the Amended and Restated Alclear Operating Agreement, if at any time we issue a share of our Class A Common Stock or Class B Common Stock, other than pursuant to an issuance and distribution to holders of shares of our Common Stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Alclear Holdings (unless such shares were issued by us to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase of Alclear Units from a member of Alclear Holdings (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Alclear Holdings shall issue to us Alclear Units. Similarly, except as otherwise determined by us, Alclear Holdings will not issue any additional Alclear Units to us unless we issue or sell an equal number of shares of our Class A Common Stock or Class B Common Stock. Conversely, if at any time any shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired, Alclear Holdings will redeem, repurchase or otherwise acquire an equal number of Alclear Units held by us, upon the same terms and for the same price per security, as the shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired. In addition, Alclear Holdings shall not effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the Alclear Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our Common Stock, and we shall not effect any subdivision or combination of any class of our Common Stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Alclear Units.

Subject to certain exceptions, Alclear Holdings indemnifies all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Alclear Holdings’ business or affairs or the Amended and Restated Alclear Operating Agreement or any related document.

Alclear Holdings may be dissolved only upon the first to occur of (i) the expiration of forty-five (45) days after the sale of substantially all of its assets or (ii) upon our approval. Upon dissolution, Alclear Holdings shall be liquidated and the proceeds from any liquidation shall be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Alclear Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to its members in proportion to their vested Alclear Units (after giving effect to any obligations of Alclear Holdings to make tax distributions).

The Amended and Restated Alclear Operating Agreement restricts certain persons, including Ms. Seidman-Becker and Mr. Cornick, while they hold Alclear Units and for 12 months thereafter, from directly or indirectly competing with Alclear Holdings by engaging, in the United States, in certain activity related to the business of providing secure biometric identification services for travel and other secure identification applications as conducted by Alclear Holdings and its subsidiaries. Passive holdings by such persons of up to 10% of the equity or financial interests of another person engaged in such business is permitted so long as disclosed in writing to us. We may in our discretion grant waivers of these restrictions. Such persons are also prohibited from directly or indirectly inducing or persuading any of our employees from terminating his or her employment with us, subject to certain exceptions.

Exchange Agreement

In connection with our IPO, we entered into an Exchange Agreement (the “Exchange Agreement”) with Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, pursuant to which they (or certain transferees thereof), subject to certain restrictions, have the right to exchange their Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for (i) shares of our Class A Common Stock or Class B Common Stock, as applicable, on a one-for-one basis (“Share Exchange”) or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale) (“Cash Exchange”), at our option (as the managing member of Alclear Holdings), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each Alclear Member’s right to exchange its Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) under the Exchange Agreement is limited to one exchange for such Alclear Member per calendar month unless we otherwise agree or such exchange is for a value of $5 million or more, limited to exchanges that are reasonably expected to have a value of at least $50,000 unless we otherwise agree or it involves the exchange of all of such Alclear Member’s remaining Alclear Units and subject to any other applicable restrictions set forth in the Exchange Agreement. Any decision to require a Cash Exchange rather than a Share Exchange is ultimately determined by a majority of the disinterested members of our Board or a committee of disinterested directors. Upon exchange, each share of our Class C Common Stock or Class D Common Stock is cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A Common Stock is proposed by us or our stockholders and approved by our Board or is otherwise consented to or approved by our Board, the Alclear Members are permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Alclear Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A Common Stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Alclear Members may participate in each such offer without being required to exchange Alclear Units and shares of our Class C Common Stock or Class D Common Stock.

Registration Rights Agreement

Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Co-Founder Members and certain other holders of our Common Stock (each, a “Registration Party”).

Pursuant to the Registration Rights Agreement, each Co-Founder Member and any other Registration Party or Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock, is entitled to demand the registration of the sale of any or all of our Class A Common Stock that it beneficially owns. The demand registration rights are subject to certain conditions and exceptions, including our right to defer a demand registration under certain circumstances and a limit on the number of demand registrations (two in the aggregate for the Co-Founder Members and two in the aggregate for the other Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock). Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of its shares of our Class A Common Stock that it beneficially owns included in demand registrations.

Among other things, under the terms of the Registration Rights Agreement:

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if we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”) with respect to offerings of our Class A Common Stock or other equity securities whether or not for the Company’s own account, we are required to use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

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each Co-Founder Member and any other Registration Party or Registration Parties who beneficially own not less than 5% of our outstanding shares of Class A Common Stock has the right, subject to certain conditions and exceptions, to request as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act (which will not be for at least 12 calendar months after the closing of our IPO) that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class A Common Stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Class A Common Stock that it beneficially owns, and we are required to use our reasonable best efforts to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable. Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of our shares of Class A Common Stock that it beneficially owns included in such underwritten offerings and shelf registration statements.

In connection with transfers of their registrable securities, the Registration Parties may assign certain of their respective rights under the Registration Rights Agreement.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, are paid by us. The selling stockholders are responsible for the underwriting discounts and commissions relating to shares they sell and fees and expenses of financial advisors of the selling stockholders and their internal administrative and similar costs.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The Registration Rights Agreement is governed by Delaware law.

Any sales in the public market of any Class A Common Stock registrable pursuant to the Registration Rights Agreement could adversely affect prevailing market prices of our Class A Common Stock. See “Risk Factors” in our 2022 Form 10-K.

Tax Receivable Agreement

Future exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, for shares of our Class A Common Stock or Class B Common Stock, respectively, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

We entered into a tax receivable agreement with the Alclear Members that provides for the payment by us to the Alclear Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of (i) any increase in tax basis in Alclear Holdings’ assets resulting from (a) exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for shares of our Class A Common Stock or Class B Common Stock, as applicable, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) or (b) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by or purchases from the Alclear Members, the price of our Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that the payments we will be required to make under the tax receivable agreement will be substantial. Further, assuming no material changes in relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreement, we expect that the tax savings associated with all tax attributes described above would aggregate to approximately $718.5 million over 15 years from the date of the completion of our IPO, assuming all future redemptions, purchases or exchanges occur on the date of our IPO. Under this scenario, we would be required to pay the Alclear Members 85% of such amount, or approximately $610.7 million, over the 15-year period from the date of the completion of our IPO. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the tax receivable agreement payments made by us, will be calculated based in part on the market value of our Class A Common Stock at the time of each redemption or exchange of an Alclear Unit (along with the corresponding share of our Class C Common Stock or Class D Common Stock, as applicable) for cash or a share of Class A Common Stock or Class B Common Stock, as applicable and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the tax receivable agreement and will depend on our generating sufficient taxable income to realize the tax benefits that are subject to the tax receivable agreement.

Payments under the tax receivable agreement are based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the tax basis increases or other tax benefits we claim, as well as other related tax positions we take, and a court could sustain such challenge. Although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, if the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the tax receivable agreement, then we will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of the Alclear Members. The interests of the Alclear Members in any such challenge may differ from or conflict with our interests and your interests, and the Alclear Members may exercise their consent rights relating to any such challenge in a manner adverse to our interests and your interests. We will not be reimbursed for any cash payments previously made to the Alclear Members (or their transferees or assignees) under the tax receivable agreement in the event that any tax benefits initially claimed by us and for which payment has been made to the Alclear Members (or their transferees or assignees) are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to the Alclear Members (or their transferees or assignees) will be netted against any future cash payments that we might otherwise be required to make to the Alclear Members (or their transferees or assignees) under the terms of the tax receivable agreement. However, we may not determine that we have effectively made an excess cash payment to the Alclear Members (or its transferee or assignee) for a number of years following the initial time of such payment and, if any of our tax reporting positions are challenged by a taxing authority, we are not be permitted to reduce any future cash payments under the tax receivable agreement until any such challenge is finally settled or determined. Moreover, the excess cash payments we previously made under the tax receivable agreement could be greater than the amount of future cash payments against which we would otherwise be permitted to net such excess. As a result, payments could be made under the tax receivable agreement significantly in excess of any tax savings that we realize in respect of the tax attributes with respect to the Alclear Members (or their transferees or assignees) that are the subject of the tax receivable agreement.

In addition, the tax receivable agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the tax receivable agreement, we are required to make a payment to the Alclear Members in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR (or, in the absence of LIBOR, its successor rate) plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreement may result in situations where the Alclear Members have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or purchase of Alclear Units may accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or purchase of Alclear Units may increase the tax liability of Alclear Members (or their transferees or assignees) without giving rise to any rights to receive payments under the tax receivable agreement. Such effects may result in differences or conflicts of interest between the interests of Alclear Members (or their transferees or assignees) and the interests of other stockholders.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement are dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements could restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

We made no payments under the tax receivable agreement during the fiscal year ended December 31, 2022.

Indemnification Agreements

We entered into indemnification agreements with each of our directors and executive officers that provide, in general, that we will indemnify them to the fullest extent permitted by law and our certificate of incorporation and by-laws in connection with their service to us or on our behalf.

Related Party Transactions Policies and Procedures

In connection with our IPO, we adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee will have overall responsibility for the implementation of, and compliance with, the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest.

The policy requires that notice of a proposed related person transaction be provided to our General Counsel prior to entry into such transaction. If our General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted for consideration (a) to our Audit Committee at its next meeting or (b) in those instances in which the General Counsel determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

Under the policy, our Audit Committee or the Chair of the Audit Committee, as applicable, may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee or the Chair of the Audit Committee, as applicable, determines in good faith. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into because none of the parties were related persons, but continues after a party thereto has becomes a related person), the transaction will be submitted to the Audit Committee or Chair of the Audit Committee so that it may evaluate all options, including but not limited to ratification, rescission amendment or termination of the related person transaction. Furthermore, under the policy, the Audit Committee may preapprove certain categories of transactions.

The policy also provides that the Audit Committee shall review any previously approved or ratified related person transactions that are ongoing, and have a remaining term of more than six months, to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

OTHER MATTERS

Stockholder Proposals For 2024 Annual Meeting

A holder of the Company’s Class A Common Stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act,” respectively) must deliver the proposal to our principal executive offices (Clear Secure, Inc. 85 10th Avenue, 9th Floor, New York, NY 10011) to the attention of our Secretary no later than the close of business on December 29, 2022, unless the date of the 2024 Annual Meeting is more than 30 days before or after June 14, 2024, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2024 Annual Meeting, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 15, 2024 and March 16, 2024 for the 2024 Annual Meeting. In the event that the 2024 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 14, 2024, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2024 Annual Meeting and no later than the later of (1) the 90th day prior to the 2024 Annual Meeting and (2) the 10th day following the day on which we notify stockholders of the date of the 2024 Annual Meeting, either by mail or other public disclosure.

In addition to satisfying the advance notice provisions in our bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 15, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the 2024 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

Furthermore, stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our by-laws must comply with the additional requirements of Rule 14a-19(b).

2022 Form 10-K

A copy of the Company’s 2022 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Clear Secure, Inc., Attention: Corporate Secretary, 85 10th Avenue, 9th Floor, New York, NY 10011.

You also may obtain our 2022 Form 10-K at the SEC’s website, www.sec.gov, or at www.clearme.com by clicking on “Investors,” and following the link from our “SEC Filings” page.

Matthew Levine
General Counsel, Chief Privacy Officer and Secretary

New York, New York

April 27, 2023

CLEAR SECURE, INC. 85 10TH AVE 9TH FLOOR NEW YORK, NY 10011 CLEAR® SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM. ET on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/YOU2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM. ET on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06725-P83860 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY CLEAR SECURE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of the following nominees as directors: Nominees: 01) Caryn Seidman-Becker 2) Kenneth Cornick 3) Michael Z. Barkin 4) Jeffery H. Boyd 5) Tomago Collins 6) Shawn Henry 7) Kathryn Hollister 8) Adam Wiener For Withhold For All All All Except The Board of Directors recommends you vote FOR the following proposals: 2. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 3. Ratification of the appointment of our independent registered public accounting firm. Approval of, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote FOR ONE YEAR on the following proposal: 4. An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain 1 Year 2 Years 3 Years Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. VOG726-P83360 CLEAR SECURE, INC. Annual Meeting of Stockholders June 14, 2023 8:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Caryn Seidman-Becker, Kenneth Cornick and Matthew Levine, and each of them, jointly and severally, proxies with the full power of substitution, to vote all stock of Clear Secure, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2023, on Wednesday, June 14, 2023, at 8:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1, FOR Proposals 2 and 3, and FOR ONE YEAR on Proposal 4, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Continued and to be signed on reverse side